UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12
INTERNATIONAL MONEY EXPRESS, INC.
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

intermex
INTERNATIONAL MONEY EXPRESS

NOTICE OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF THE 2024 ANNUAL MEETING
OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2024
April 29, 2024
Dear Fellow Stockholders:
We are pleased to inform you that the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of International Money Express, Inc. (the “Company,” “Intermex,” “we,” “us” or “our”) will be held on Friday, June 21, 2024, at 11:00 a.m., Eastern Time, at 9100 South Dadeland Blvd., Suite 1100, Miami, FL 33156.
The agenda of the 2024 Annual Meeting will be the following items of business, which are more fully described in this proxy statement:

Agenda Item		Board Vote Recommendation

1	To elect three Class III directors to serve for a term of three years or until their respective successors are duly elected and qualified.	“FOR”

2	To ratify the appointment of BDO USA, P.C. as Intermex’s independent registered public accounting firm for the fiscal year ending December 31, 2024.	“FOR”

3	Approval of a non-binding advisory resolution regarding the compensation of our named executive officers.	“FOR”

4	Such other business as may properly be brought before the 2024 Annual Meeting, and at any adjournments or postponements of the 2024 Annual Meeting.	NOT APPLICABLE
All stockholders as of the close of business on April 22, 2024, our record date, are cordially invited to attend the 2024 Annual Meeting in person. Please read this proxy statement carefully to ensure that you have proper evidence of stock ownership as of April 22, 2024, as we will not be able to accommodate guests without such evidence at the 2024 Annual Meeting.
Stockholders of record at the close of business on April 22, 2024 will receive our proxy materials. Beneficial owners of our common stock at the close of business on April 22, 2024 will receive these proxy materials on behalf of their brokers, banks or other intermediaries through which they hold shares. These proxy materials are being distributed to you on or about April 29, 2024.
Your vote is very important. Whether or not you plan to attend or participate in the 2024 Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible.

For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2024 Annual Meeting and Procedural Matters” and the instructions on the enclosed proxy card or the proxy materials you receive from your broker, bank or other intermediary.
Thank you for your ongoing support of Intermex.
By Order of the Board of Directors,
Robert Lisy
Chairman, Chief Executive Officer and President

PROXY STATEMENT
NOTICE OF AVAILABILITY OF PROXY MATERIALS
INTERNATIONAL MONEY EXPRESS, INC.
9100 South Dadeland Blvd., Suite 1100 Miami, Florida 33156
PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with the rules of the SEC, we are furnishing our proxy materials, including this proxy statement and our 2023 Annual Report included on Form 10-K, to our stockholders via the Internet. During the week of April 29, 2024, we will mail to certain of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how to access our proxy materials on the Internet and how to vote. Other stockholders, in accordance with their prior requests, will receive an email with instructions on how to access our proxy materials and vote, or will be mailed paper copies of our proxy materials and a proxy card or voting form. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 21, 2024
The 2024 Proxy Statement and 2023 Annual Report to Stockholders are available online at:
•https://www.proxyvote.com; and
•https://investors.intermexonline.com/investor-relations.

2024 Proxy Statement	1

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND PROCEDURAL MATTERS
QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND PROCEDURAL MATTERS

Q: Why am I receiving these proxy materials?
A: The Board of Directors (the “Board” or “Board of Directors”) of International Money Express, Inc. (the “Company,” “Intermex,” “we,” “us” or “our”) is providing to you these proxy materials. We are doing this in order to solicit voting proxies for use at the Intermex’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), to be held on Friday, June 21, 2024, at 11:00 a.m., Eastern Time, and at any adjournment or postponement thereof. If you are a stockholder of record and you submit your proxy to us, you direct certain of our officers to vote your shares of Intermex common stock in accordance with the voting instructions in your proxy. If you are a beneficial owner and you follow the voting instructions provided in the notice you receive from your broker, bank or other intermediary, you direct such organization to vote your shares in accordance with your instructions. These proxy materials are being distributed to you on or about April 29, 2024. As a stockholder, you are invited to attend the 2024 Annual Meeting and we request that you vote on the proposals described in this proxy statement. The proxy materials are also available at https://www.proxyvote.com.

Q: Can I attend the 2024 Annual Meeting?
A: You may attend the 2024 Annual Meeting if, on April 22, 2024 (the “Record Date”), you were a stockholder of record or a beneficial owner. If you attend the meeting in person, you will be asked to show photo identification and the following:
•If you are a stockholder of record, your paper proxy card; or
•If you are a beneficial owner, the proxy materials you received from your broker, bank or other intermediary, or a printed statement from such organization or online access to your brokerage or other account, showing your stock ownership on the Record Date.
We will not be able to accommodate guests without proper evidence of stock ownership as of the Record Date at the 2024 Annual Meeting, including guests of our stockholders. The meeting will begin promptly at 11:00 a.m., Eastern Time and you should leave ample time for the check-in procedures.

Q: Where is the 2024 Annual Meeting?
A: The 2024 Annual Meeting will be held at 9100 South Dadeland Blvd., Suite 1100, Miami, FL 33156. Stockholders may request directions to the 2024 Annual Meeting by calling (305) 671-8000 or by visiting https://investors.intermexonline.com/investor-relations.

Q: Who is entitled to vote at the 2024 Annual Meeting?
A: You may vote your shares of Intermex common stock if you owned your shares at the close of business on the Record Date. You may cast one vote for each share of common stock held by you as of the Record Date on all matters presented. See the questions entitled “How can I vote my shares in person at the 2024 Annual Meeting?” and “How can I vote my shares without attending the 2024 Annual Meeting?” below for additional details.

2	2024 Proxy Statement

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND PROCEDURAL MATTERS
As of the Record Date, holders of common stock were eligible to cast an aggregate of 32,754,701 votes at the 2024 Annual Meeting.

Q: What is the difference between holding shares as a stockholder of record or as a beneficial owner?
A: You are the “stockholder of record” of any shares that are registered directly in your name with Intermex’s transfer agent, Continental Stock Transfer & Trust Company. We have sent the proxy materials directly to you if you are a stockholder of record. As a stockholder of record, you may grant your voting proxy directly to Intermex or to a third party, or vote in person at the 2024 Annual Meeting or by using any of the voting methods described below in the question titled “How can I vote my shares without attending the 2024 Annual Meeting?”
You are the “beneficial owner” of any shares (which are considered to be held in “street name”) that are held on your behalf by a brokerage account or by a bank or another intermediary that is the stockholder of record for those shares. If you are a beneficial owner, you did not receive proxy materials directly from Intermex, but your broker, bank or other intermediary forwarded you proxy materials together with voting instructions for directing that organization how to vote your shares. You may also attend the 2024 Annual Meeting, but because a beneficial owner is not a stockholder of record, you may not vote in person at the 2024 Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the 2024 Annual Meeting.

Q: How can I vote my shares in person at the 2024 Annual Meeting?
A: You may vote shares for which you are the stockholder of record in person at the 2024 Annual Meeting. You may vote shares you hold beneficially in street name in person at the 2024 Annual Meeting only if you obtain a “legal proxy” from the broker, bank or other intermediary that holds your shares, giving you the right to vote the shares. Even if you plan to attend the 2024 Annual Meeting, we recommend that you also direct the voting of your shares as described below in the question titled “How can I vote my shares without attending the 2024 Annual Meeting?” so that your vote will be counted even if you later decide not to attend the 2024 Annual Meeting.

Q: How can I vote my shares without attending the 2024 Annual Meeting?
A: Whether you hold shares as a stockholder of record or a beneficial owner, you may direct how your shares are voted without attending the 2024 Annual Meeting by the following means:
(1)By Internet - If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability. If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the Internet by following the instructions included in the email. If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.
(2)By mail - Complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. If you are a beneficial owner of shares held in street

2024 Proxy Statement	3

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND PROCEDURAL MATTERS
name, you may vote by mail by completing, signing and dating the voting instructions in the notice provided by your broker, bank or other intermediary and mailing it in the accompanying pre-addressed envelope.
(3)By telephone - If you are a stockholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone. Most stockholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary.
If your control number is not recognized, please refer to your proxy card or voting instruction form for specific voting instructions.

Q: How many shares must be present or represented to conduct business at the 2024 Annual Meeting?
A: The stockholders of record of a majority of the shares entitled to vote at the 2024 Annual Meeting must either (1) be present in person at the 2024 Annual Meeting or (2) have properly submitted a proxy in order to constitute a quorum at the 2024 Annual Meeting.
Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote, and therefore are included for the purposes of determining whether a quorum is present at the 2024 Annual Meeting. A broker “non-vote” occurs when an organization that is the stockholder of record that holds shares for a beneficial owner and that is otherwise counted as present or represented by proxy does not vote on a particular proposal because that organization does not have discretionary voting power under applicable regulations to vote on that item and has not received specific voting instructions from the beneficial owner.

Q: What proposals will be voted on at the 2024 Annual Meeting?
A: The proposals scheduled to be voted on at the 2024 Annual Meeting are:
•The election of the three Class III directors listed in this proxy statement to serve for a term of three years or until their respective successors are duly elected and qualified;
•The ratification of the appointment of BDO USA, P.C. as Intermex’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
•Approval of a non-binding advisory resolution regarding the compensation of our named executive officers; and
•Such other business as may properly be brought before the 2024 Annual Meeting, and at any adjournments or postponements of the 2024 Annual Meeting.

4	2024 Proxy Statement

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND PROCEDURAL MATTERS

Q: What is the voting requirement to approve each of the proposals?
A:

Proposal	Vote Required	Broker Discretionary Voting Allowed

Proposal One - Election of Three Class III directors	Plurality of the Shares Cast in Respect of the Shares Entitled to Vote on the Election of Directors and Present in Person or Represented by Proxy	No

Proposal Two - Ratification of the appointment of independent registered public accounting firm	Majority of the Voting Power of the Shares Entitled to Vote on the Subject Matter and Present in Person or Represented by Proxy	Yes

Proposal Three - Approval of a non-binding advisory resolution regarding the compensation of our named executive officers	Majority of the Voting Power of the Shares Entitled to Vote on the Subject Matter and Present in Person or Represented by Proxy	No

Q: How are votes counted?
A: All shares entitled to vote and that are voted in person at the 2024 Annual Meeting will be counted, and all shares represented by properly executed and unrevoked proxies received prior to the 2024 Annual Meeting will be voted at the 2024 Annual Meeting as indicated in such proxies. You may vote “FOR” or “WITHHOLD” on each or all of the nominees for election as director (Proposal One), and “FOR,” “AGAINST” or “ABSTAIN” on Proposal Two and Proposal Three.
With respect to Proposal One, Intermex’s bylaws provide that the affirmative vote of a plurality of the shares cast with respect to the shares entitled to vote and present in person or represented by proxy at the meeting of stockholders is required to elect a director, which means that the three nominees who receive the most affirmative votes will be elected to the Board of Directors. “Withhold” votes with respect to any director nominee do not count as votes cast and have no effect on the vote. Broker non-votes are not considered a “vote cast,” and will have no effect on the vote for Proposal One.
With respect to Proposal Two, the majority of the shares entitled to vote and present in person or represented by proxy is required to ratify the appointment of the independent registered public accounting firm. Abstentions with respect to Proposal Two will be considered entitled to vote and present and will have the same effect as a vote against such proposal. Because a broker, bank or other intermediary holding shares for a beneficial owner has discretion to vote on Proposal Two, broker non-votes will be counted for quorum purposes as discussed below.
With respect to Proposal Three, the majority of the shares entitled to vote and present in person or represented by proxy is required to approve of a non-binding advisory resolution regarding the

2024 Proxy Statement	5

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND PROCEDURAL MATTERS
compensation of our named executive officers. Abstentions with respect to Proposal Three will be considered entitled to vote and present and will have the same effect as a vote against such proposal.

Q: What is the effect of not casting a vote or if I submit a proxy but do not specify how my shares are to be voted?
A: If you are the stockholder of record and you do not vote by proxy card or in person at the 2024 Annual Meeting, your shares will not be voted at the 2024 Annual Meeting. If you submit a proxy, but you do not provide voting instructions, your shares will be voted as recommended by the Board of Directors.
If you are a beneficial owner and you do not provide the organization that is the stockholder of record for your shares with voting instructions, the organization will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, brokers and other intermediaries have the discretion to vote on “routine” matters, such as Proposal Two, but do not have discretion to vote on non-routine matters, such as Proposal One and Proposal Three. Therefore, if you do not provide voting instructions to that organization, it may vote your shares only on Proposal Two and any other routine matters properly presented for a vote at the 2024 Annual Meeting.

Q: What is the effect of a broker non-vote?
A: An organization that holds shares of Intermex’s common stock for a beneficial owner will have the discretion to vote on routine proposals, such as Proposal Two, if it has not received voting instructions from the beneficial owner at least ten days prior to the 2024 Annual Meeting. A broker non-vote occurs when a broker, bank or other intermediary that is otherwise counted as present or represented by proxy does not receive voting instructions from the beneficial owner and does not have the discretion to vote the shares because it is a non-routine proposal. A broker non-vote will be counted for purposes of calculating whether a quorum is present at the 2024 Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal as to which that broker non-vote occurs. Thus, a broker non-vote will count toward the existence of a quorum for the 2024 Annual Meeting but will not otherwise affect the outcome of the votes on Proposal One or Proposal Three.

Q: How does the Board of Directors recommend that I vote?
A: The Board of Directors recommends that you vote your shares:
•“FOR” the three nominees for election as Class III directors (Proposal One);
•“FOR” the ratification of the appointment of BDO USA, P.C. as Intermex’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal Two); and
•“FOR” approval of a non-binding advisory resolution regarding the compensation of our named executive officers (Proposal Three).

Q: What happens if additional matters are presented at the 2024 Annual Meeting?
A. If any other matters are properly presented for consideration at the 2024 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2024 Annual Meeting to another time or place, the persons named as proxy holders, Robert Lisy and Andras Bende, or any of them, will have discretion to vote the proxies held by him/them on those matters in accordance with

6	2024 Proxy Statement

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND PROCEDURAL MATTERS
his/their best judgment. Intermex does not currently anticipate that any other matters will be raised at the 2024 Annual Meeting.

Q: Can I change my vote after I have voted?
A: If you are the stockholder of record, you may change your vote and revoke a proxy given pursuant to this solicitation at any time prior to its exercise by (1) submitting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the applicable voting methods described above in the question titled “How can I vote my shares without attending the 2024 Annual Meeting?”, (2) providing a written notice of revocation to Intermex’s Corporate Secretary at International Money Express, Inc., 9100 South Dadeland Blvd., Suite 1100, Miami, Florida 33156, prior to your shares being voted, or (3) attending the 2024 Annual Meeting and voting in person, which will supersede any proxy previously submitted by you. However, merely attending or participating in the meeting will not cause your previously granted proxy to be revoked unless you specifically request it.
If you are a beneficial owner of shares held in street name, you may generally change your vote by (1) submitting new voting instructions to your broker, bank or other intermediary or (2) if you have obtained a legal proxy from the organization that holds your shares giving you the right to vote your shares, by attending the 2024 Annual Meeting and voting in person. However, please consult that organization for any specific rules it may have regarding your ability to change your voting instructions. See also the information described above in the question titled “How can I vote my shares without attending the 2024 Annual Meeting?”.

Q: What should I do if I receive more than one set of proxy materials?
A: You may receive more than one set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you are a beneficial owner with shares in more than one brokerage account, you may receive a separate notice or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one set of proxy materials. Please complete, sign, date and return each Intermex proxy card or voting instruction card that you receive, and/or follow the voting instructions on each notice you receive, to ensure that all your shares are voted.

Q: Is my vote confidential?
A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Intermex or to third parties, except: (1) as necessary for applicable legal requirements, (2) to allow for the tabulation and certification of the votes and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to Intermex management.

Q: Who will serve as inspector of election?
A: The inspector of election will be Broadridge Financial Solutions, Inc.

2024 Proxy Statement	7

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND PROCEDURAL MATTERS

Q: Where can I find the voting results of the 2024 Annual Meeting?
A: We will publish final voting results in our Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (“SEC”) within four (4) business days of the 2024 Annual Meeting.

Q: Who will bear the cost of soliciting votes for the 2024 Annual Meeting?
A: Intermex will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes, including the cost of printing and mailing this proxy statement should you request a printed copy of the proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to those beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in doing so.

Q: What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
A: You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings.
For inclusion in Intermex’s proxy materials - Stockholders may present proper proposals for inclusion in Intermex’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Intermex’s Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2025 annual meeting of stockholders, stockholder proposals must be received by Intermex’s Corporate Secretary no later than December 30, 2024, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
To be brought at annual meeting - In addition, you can find in Intermex’s bylaws an advance notice procedure for stockholders who wish to present certain matters, including nominations for the election of directors, at an annual meeting of stockholders.
In general, Intermex’s bylaws provide that the Board of Directors will determine the business to be conducted at an annual meeting, including nominations for the election of directors, as specified in the Board of Directors’ notice of meeting or as properly brought at the meeting by the Board of Directors. However, a stockholder may also present at an annual meeting any business, including nominations for the election of directors, specified in a written notice properly delivered to Intermex’s Corporate Secretary within the Notice Period (as defined below), if the stockholder held shares at the time of the notice and the record date for the meeting. The notice must contain specified information about the proposed business or nominees and about the proponent stockholder. If a stockholder who has delivered such a notice does not appear to present his or her proposal at the meeting, Intermex shall not present the proposal for a vote.
The “Notice Period” is the period not less than 90 days nor more than 120 days prior to the one year anniversary of the date of the previous year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by

8	2024 Proxy Statement

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND PROCEDURAL MATTERS
more than 70 days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. As a result, the Notice Period for the 2025 annual meeting of stockholders will start on February 21, 2025 and end on March 23, 2025.
This is only a summary of the advance notice procedure. Complete details regarding all requirements that must be met are found in our bylaws. You can obtain a copy of the relevant bylaw provisions by writing to Intermex’s Corporate Secretary at our principal executive offices at 9100 South Dadeland Blvd., Suite 1100, Miami, Florida 33156 or by accessing Intermex’s filings on the SEC’s website at www.sec.gov.

In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that they will solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. Please note that the notice deadline under Rule 14a-19 is the same as the applicable Notice Period under the advance notice provisions of our bylaws described above.
All notices of proposals by stockholders, whether or not requested for inclusion in Intermex’s proxy materials, should be sent to Intermex’s Corporate Secretary at our principal executive offices.

Q: How may I obtain a separate copy of the proxy materials?
A: The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Thus, if you are a stockholder of record and share an address with another stockholder of record, each stockholder may not receive a separate copy of the proxy materials. If at any time a stockholder no longer wishes to participate in “householding,” such stockholder may request to receive separate or additional copies of the proxy materials by (1) notifying its broker or (2) calling our Investor Relations Coordinator at (305) 671-8000 or writing to International Money Express, Inc., 9100 South Dadeland Blvd., Suite 1100, Miami, Florida 33156, Attention: Investor Relations. Upon written or oral request of a stockholder at a shared address to which a single copy of this proxy statement and annual report was delivered, we will deliver promptly separate copies of these documents. Stockholders who share an address and receive multiple copies of the proxy materials can also request to receive a single copy by following the instructions above. The proxy materials are also available at https://www.proxyvote.com.

2024 Proxy Statement	9

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND PROCEDURAL MATTERS

Q: How may I obtain a copy of the Company’s Annual Report on Form 10-K and other information about the Company?
A: Additional information regarding the Company appears in our Annual Report on Form 10-K for the year ended December 31, 2023, a copy of which, including the financial statements and schedules thereto, but not the exhibits, accompanies this proxy statement. In addition, such report and the other reports we file with the SEC are available, free of charge, through the Investor Relations section of our website at https://www.intermexonline.com. Copies of our Annual Report on Form 10-K for the year ended December 31, 2023, including the financial statements and schedules thereto (without exhibits or documents incorporated by reference therein), may be obtained without charge, by contacting the Corporate Secretary in writing at International Money Express, Inc., 9100 South Dadeland Blvd., Suite 1100, Miami, Florida 33156.

Q: How do I obtain a list of Intermex’s stockholders?
A: A list of stockholders of record as of the Record Date will be available for inspection at our corporate headquarters located at 9100 South Dadeland Blvd., Suite 1100, Miami, Florida 33156, during normal business hours during the 10-day period immediately prior to the 2024 Annual Meeting. The list of stockholders will also be available to stockholders at the 2024 Annual Meeting.

Q: Who can help answer my questions?
A: Please contact our Investor Relations Coordinator by calling (305) 671-8000 or by writing to International Money Express, Inc., 9100 South Dadeland Blvd., Suite 1100, Miami, Florida 33156, Attention: Investor Relations or investors@intermexonline.com.

10	2024 Proxy Statement

PROXY STATEMENT
PROPOSAL ONE - ELECTION OF THREE CLASS III DIRECTORS
PROPOSAL ONE -
ELECTION OF THREE CLASS III DIRECTORS
General
Our Board of Directors currently consists of nine members who are divided into three classes with staggered three-year terms. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors, and nine directors are currently authorized. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. As previously announced, on April 18, 2024, Justin Wender, a Class I Director, informed the Company that he will resign from the Board, effective as of the date of the 2024 Annual Meeting. The Company thanks Mr. Wender for his dedicated Board service. Effective upon Mr. Wender's departure, the size of the Board will be eight members.
Nominees for Class III Directors
Three candidates have been nominated for election as Class III directors at the 2024 Annual Meeting for a three-year term expiring in 2027. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Robert Lisy, Adam Godfrey and Michael Purcell for election as Class III directors. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led our Board of Directors and the Nominating and Corporate Governance Committee to the conclusion that he or she should continue to serve as a director follows each of the director and nominee biographies.
If you are a stockholder of record and you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Messrs. Lisy, Godfrey and Purcell. Each of Messrs. Lisy, Godfrey and Purcell has accepted such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the 2024 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card. If you are a beneficial owner holding your shares in street name and you do not give voting instructions to your broker, bank or other intermediary, that organization will leave your shares unvoted on this matter.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ROBERT LISY, ADAM GODFREY AND MICHAEL PURCELL.
Information Regarding the Board of Directors and Director Nominees
Our Board is presently fixed at nine directors in accordance with the bylaws of the Company. The Board of Directors is divided into three classes designated as Class I, Class II and Class III. One class of directors is elected at each annual meeting of our stockholders for a term of three years. Each director holds office until his or her successor has been duly elected and qualified, or the director’s earlier resignation, death or removal. The term of the Board’s Class III directors expires at the 2024 annual meeting of stockholders, the term of the Class I directors expires at the 2025 annual

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meeting of stockholders, and the term of the Board’s Class II directors expires at the 2026 annual meeting of stockholders.
Set forth below are the name and age of each of the current directors of the Company, positions with the Company, term of office as a director of the Company, and business experience during the past five years or more.

Name	Age	Position	Director Since	Director Class

Robert Lisy	66	Chief Executive Officer, President and Chairman of the Board of Directors	2018	III
Debra Bradford	65	Director	2022	II
Bernardo Fernández	62	Director	2022	I
Adam Godfrey	62	Director	2018	III
Karen Higgins-Carter	54	Director	2023	II
Laura Maydón	50	Director	2020	I
Michael Purcell	67	Lead Independent Director	2018	III
John Rincon	59	Director	2018	II
Justin Wender(1)	54	Director	2018	I
Robert Lisy has served as a director of International Money Express, Inc. since 2018. Mr. Lisy served as a director of International Money Express Sub 2, LLC’s predecessor entities from 2009 to 2018. Mr. Lisy is the Chief Executive Officer, President, and Chairman of the Board of Directors of International Money Express, Inc. and its predecessors, which he joined in 2009. Mr. Lisy has more than 30 years of experience in the retail financial services and electronic payment processing industry in various positions, including three years as the Chief Marketing and Sales Officer of Vigo Remittance Corp., a money transfer and bill payments service in the United States and internationally, and over seven years at Western Union in various sales, marketing and operational positions of increasing responsibility. Mr. Lisy was a founding partner of Direct Express/Paystation America, which offered, among other things, prepaid debit cards to federal benefit recipients, where he served as Chief Operating Officer and on the board of directors. He was an integral part in the efforts to successfully sell Direct Express in 2000 to American Payment Systems. Mr. Lisy holds a bachelor’s degree in Finance from Cleveland State University. We believe that Mr. Lisy’s experience as the Chairman and Chief Executive Officer of Intermex coupled with his extensive operational experience in the retail financial services and remittance industries make him well qualified to serve as a director.
Debra Bradford was appointed to the Board of Directors of International Money Express, Inc. effective January 7, 2022. Ms. Bradford is President, Merchant Services of First American Payment Systems, a global solutions provider in merchant account services. She joined First American Payment Systems in 2001 and has served as President and Chief Financial Officer since 2008. Prior to joining First American Payment Systems, Ms. Bradford served as Senior Vice President and Chief Financial Officer of ACE Cash Express, Inc., a financial services retailer, and in various roles, including Chief Operating Officer, with IPS Card Solutions (formerly NTS, Inc.), a division of First Data Corporation. Ms. Bradford also serves on the Board of Directors and Audit Committee and Risk and Compliance Committee of Triumph Bancorp, Inc. (NASDAQ: TBK), which offers a diversified line of banking, payments and factoring services. Ms. Bradford holds a Bachelor’s of Science in Business Administration — Accounting degree from the University of Texas in Austin. She is a Certified Public Accountant and a member of the Texas Society of Certified Public Accountants. We believe that Ms.

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Bradford’s extensive professional experience in the financial services industry and public company board experience makes her well qualified to serve as a director.
Bernardo Fernández was appointed to the Board of Directors of International Money Express, Inc. effective January 7, 2022. Dr. Fernández is the Corporate Physician Executive of Broward Health since January of 2024. Prior to that, Dr. Fernandez was the Chief Executive Officer of Baptist Health Medical Group, a network of more than 250 physicians in multiple specialties spanning across several counties in south Florida, a position he held from 2014 to 2023. Before joining Baptist Health Medical Group, Dr. Fernández served as CEO and President of Cleveland Clinic Florida from 2006 to 2014, an academic health system. Dr. Fernández is also on the Board of Directors and the Audit & Risk Committee of U.S. Century Bank (NASDAQ: USCB), which offers a wide range of financial products and services. In addition, he serves on the board of trustees for St. Thomas University and the board of advisors of the Health Network Foundation, and is a member of the Orange Bowl Committee and the East Ridge Corporate Advisory Board. Dr. Fernández holds a Bachelor’s of Science degree in Biology and a Master's in Business in Administration from the University of Miami, and is also a graduate of the Wharton School of Business Executive Development Program. He received his medical degree from the Ponce School of Medicine in Ponce, Puerto Rico. Dr. Fernández is the holder of the John and Margaret Krupa Distinguished Chair, is Board-certified by the American Board of Vascular Medicine and is a Fellow of the Society of Vascular Medicine and the American College of Physicians. We believe that Dr. Fernández’s extensive professional experience as an executive of various entities as well as his experience as a board member of a financial institution make him well qualified to serve as a director.
Adam Godfrey has served as a director of International Money Express, Inc. since 2018. Mr. Godfrey served as a director of the Company’s predecessor entity from 2006 to 2017. Mr. Godfrey is a Managing Partner of Stella Point Capital, which he co-founded in 2012. Stella Point Capital is a New York-based private equity firm focused on industrial, consumer and business services investments. Mr. Godfrey is an investment professional and has sourced and managed numerous investments for Stella Point Capital. Previously, Mr. Godfrey spent nearly 19 years with Lindsay Goldberg and its predecessor entities, which he joined in 1992. Mr. Godfrey was a Partner at the firm and served on the board of directors of 12 portfolio companies during his time with Lindsay Goldberg. Currently, he serves on the board of directors of SPC Velir, LP, Vereco Holdings, LLC, Autoagent Holdings LLC, TotalMed Holdings, LLC, and American Orthodontics Corporation. He also served on the board of directors for publicly traded Schneider National, Inc. (NYSE: SNDR) until March 2023. Mr. Godfrey holds a bachelor’s degree from Brown University and a master’s degree in business administration from the Tuck School of Business at Dartmouth. We believe that Mr. Godfrey’s extensive investment management and transactional experience coupled with his experience serving on the boards of directors of publicly traded and other companies make him well qualified to serve as a director.
Karen Higgins-Carter was appointed to the Board of Directors of International Money Express, Inc. effective December 15, 2023. Ms. Higgins-Carter is the Executive Vice President, Chief Information and Digital Officer of Gilbane Building Company, a construction and real estate development company. Before joining Gilbane, Ms. Higgins-Carter was Chief Information Officer at publicly traded Webster Financial Corporation (NSYE: WBS) from 2018 to 2022. Earlier, Ms. Higgins-Carter was the Managing Director, Head of the Office of the CIOO at MUFG Union Bank, Technology General Manager for Bridgewater Associates, and the Managing Director, Head of Consumer Risk Technology at JPMorgan Chase. Ms. Higgins-Carter has served since May 2022 on the boards of Otsuka America Pharmaceutical, Inc. and Otsuka Pharmaceutical Development & Commercialization, Inc., and is a member of the Compensation and Organizational Development committee. Ms. Higgins-

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Carter earned a dual degree in Mechanical Engineering (BSME) and Economics and Business (BA) at Lafayette College. Ms. Higgins-Carter has also completed executive education programs at MIT Sloan (Corporate Innovation; Blockchain Technologies) and Harvard (Cybersecurity: The Intersection of Policy and Technology). She maintains an active Certified Information Systems Security Professional (CISSP) credential. We believe that Ms. Higgins-Carter's extensive cybersecurity and information technology background, as well as professional experience as an executive of various entities make her well qualified to serve as a director.
Laura Maydón has served as a director of International Money Express, Inc. since 2020. Ms. Maydón is co-founder and partner of Ascendo, a venture capital firm providing inclusive access to equity capital for overlooked scalable companies. Ascendo invests in early-stage companies led by exceptional Black or Latin or female founders nationwide. Ms. Maydón was the founding Managing Director and CEO for Endeavor Miami, an entrepreneurial accelerator for scale-ups, which she co-founded and led from September 2013 to June 2019, when she stepped away from day-to-day activities to serve for a year as a board member. From 2003 to 2013, Ms. Maydón held a variety of positions of increasing responsibility at Visa (NYSE: V), ultimately serving from 2010 through 2013 as Senior Business Leader, Commercial Solutions, LATAM & Caribbean after having been Business Development Leader, LATAM & Caribbean from 2004 to 2010. She previously served on the Board of Advisors of Sustalytics, Musicasa, and Novopayment, three tech companies, as well as an independent director on the board of directors of Natural Fiber Welding from 2021 to 2023. She is also a member of the Investment Committee of Salkantay Ventures. She holds a Master of Business Administration from Harvard Business School and a B.S in Economics from Instituto Tecnológico Autónomo de México. We believe that Ms. Maydón’s years of experience at Visa and Endeavor Miami and knowledge of digital financial and payment services, make her well-qualified to serve as a director.
Michael Purcell has served as a director of International Money Express, Inc. since 2018 and was appointed lead independent director for the Company on September 24, 2020. Mr. Purcell is a certified public accountant and became an independent business consultant following retirement in 2015. Mr. Purcell spent more than 36 years with Deloitte & Touche LLP (“Deloitte”), where he was an audit partner and the Philadelphia office leader of Deloitte’s middle-market and growth enterprise services. Mr. Purcell has served on the boards of directors of numerous companies and organizations, and currently serves as a board member of publicly traded Hepion Pharmaceuticals, Inc. (NASDAQ: HEPA). Mr. Purcell also serves as a director and a member of the audit committee for each of CFG Bank and Hyperion Bank and as a director of several other for-profit and non-profit entities. Mr. Purcell formerly served as chairman of the board, director and chair of the audit committee of publicly traded Tabula Rasa HealthCare, Inc. (NASDAQ: TRHC) from 2018 until 2023. He is a member of the American Institute of Certified Public Accountants and a former President of the Philadelphia Chapter of the Pennsylvania Institute of Certified Public Accountants. Mr. Purcell holds a bachelor’s degree from Lehigh University and a master’s degree in business administration from Drexel University. We believe that Mr. Purcell’s extensive public accounting experience coupled with his experience serving on boards of directors make him well qualified to serve as a director.
John Rincon has served as a director of International Money Express, Inc. since 2018. Mr. Rincon served as a director of the Company’s predecessor entity from 1994 to 2017. Mr. Rincon founded Intermex Wire Transfer, LLC in 1994 and served as its Chairman and President until 2006. Mr. Rincon has more than 20 years of experience in the money remittance and telecommunications industries, having held various management and supervisory positions prior to founding the Company. Mr. Rincon is the Chairman of Rincon Capital Partners, a private investment firm, which he founded in 2007. We believe that Mr. Rincon’s experience as the Company’s founder coupled with his

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PROPOSAL ONE - ELECTION OF THREE CLASS III DIRECTORS
extensive operational and transactional experience in the money remittance industry make him well qualified to serve as a director.
Justin Wender has served as a director of International Money Express, Inc. since 2018. Mr. Wender served as a director of Interwire LLC, an affiliate of Stella Point Capital, from 2017 to 2018. Mr. Wender is a Managing Partner of Stella Point Capital, which he co-founded in 2012. Stella Point Capital is a New York-based private equity firm focused on industrial, consumer and business services investments. Mr. Wender is an investment professional and has sourced and managed numerous investments for Stella Point Capital. Mr. Wender serves as trustee of the Weitz Funds. Previously, Mr. Wender spent more than 17 years at Castle Harlan, which he joined in 1993. Mr. Wender served as President of the firm from 2006 to 2010, led the effort of raising two funds, and served on the board of directors of 11 portfolio companies during his time with Castle Harlan. Currently, he serves on the board of directors of SPC Velir, LP, Autoagent Holdings LLC, TotalMed Holdings, LLC and Vereco Holdings, LLC, as well as on the boards of several educational and charitable organizations. Mr. Wender holds a bachelor’s degree from Carleton College and a master’s degree in business administration from the Wharton School at the University of Pennsylvania.(1)

BOARD SKILLS AND EXPERIENCE
Qualification/Experience	Lisy	Godfrey	Wender(1)	Rincon	Purcell	Maydón	Bradford	Fernández	Higgins-Carter
Strategic Planning and Business Development	•	•	•	•	•	•	•	•	•
CEO/Executive Management & Leadership	•			•	•	•	•	•	•
Risk Oversight & Compliance	•			•	•		•	•	•
FinTech, Payments & Remittance Business	•	•	•	•	•	•	•
Digital Products & Innovation	•			•		.	.	.	•
Other Public Company Board Experience		•	•		•		•	•
Governmental, Regulatory and Public Policy	•			.				.
International/Emerging Markets Experience	•			•		•
Financial Literacy	•	•	•	•	•	•	•	•	•
Audit Committee Financial Expert				•	•		•
Technology/Cybersecurity				.					.
Corporate Governance		•	•		•	•	•	•	•
ESG & Sustainability	•				•	•	•	•
Talent Management	•	•	•	•		•	•	•	•
(1) Mr. Wender will resign from the Board, effective as of the date of the 2024 Annual Meeting.

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PROPOSAL ONE - ELECTION OF THREE CLASS III DIRECTORS
Board Diversity Matrix

(As of April 29, 2024)			(As of May 1, 2023)
Total Number of Directors:	9		Total Number of Directors:	8
	Female	Male		Female	Male
Part I: Gender			Part I: Gender
Directors	3	6	Directors	2	6
Part II: Demographic Background			Part II: Demographic Background
Hispanic or Latinex	1	2	Hispanic or Latinex	1	2
White	2	4	White	1	4
Relationships, Legal Proceedings and Arrangements
There is no family relationship between any of Company’s directors or executive officers and, to the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings which are required to be disclosed pursuant to the rules and regulations of the SEC. There are no arrangements between any director or executive officer of the Company and any other person pursuant to which he/she was, or will be, selected as a director or executive officer, respectively, except that Messrs. Godfrey and Wender were initially appointed as directors pursuant to certain Board designation rights provided to SPC Intermex Representative LLC under that certain Shareholders Agreement dated July 26, 2018, as amended on December 12, 2018 (as amended, the “Shareholders Agreement”), with certain stockholders, including entities affiliated with our directors, Messrs. Godfrey and Wender and our Board Chairman, President and CEO, Mr. Lisy, which Shareholders Agreement was terminated, effective January 26, 2023.
See the sections below captioned “Corporate Governance” and “Director Compensation” for additional information regarding the Board of Directors.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) INFORMATION
ENVIRONMENTAL, SOCIAL AND GOVERNANCE
(ESG) INFORMATION
Our Company is committed to growing its business in a sustainable and socially responsible manner. Our Board and management team are committed to making a difference in the communities in which we operate and for the consumers whom we serve. We also are proud of the support that our Company provides to the minority communities we serve, as well as our minority vendors and consumers.
Intermex offers a vital service for immigrant communities by providing high-quality, reliable money remittances to Latin America and select African and Asian countries. Our Company strives to provide the highest quality service to consumers while supporting and protecting the environment.

Our Company supports many minority business partners, who work with us as our agents, by providing remittance services solutions for their businesses, an additional source of revenue and by treating them honestly and ethically. Our Company is dedicated to serving the communities in which our agents are located and works to develop money transfer programs and services that benefit those agents and communities. Our agents typically own businesses that are located in communities and neighborhoods with a high percentage of residents who identify as minorities. Most recently, Intermex announced its strategic partnership with a labor management partner platform built for large scale farming operations, aimed at facilitating money transfers for workers in the United States. The introduction of the mobile remittance platform is expected to create value for agriculture employees who may have limited financial service offerings available to them.

Intermex is committed to providing its employees with a safe and professionally rewarding work environment, where all are treated fairly, with dignity, and respect. Team members are encouraged to advance their careers within the Company. Each employee is empowered to succeed in their position. We provide our team with the training and tools they need to succeed, including offering tuition assistance for those who choose to continue their education or gain professional certifications in their areas of expertise. We have intentionally created a professionally nurturing environment that enables team members to prosper, take on increasing responsibilities as they are able and desire, and reach their full potential as contributors to the Company’s overall success.

Intermex invests in its team by offering a competitive total rewards package that, in addition to salary, includes performance incentives and comprehensive benefits that are competitive in the marketplace and focused on the needs of our employees. For example, to mitigate the rising costs of healthcare for our employees, the Company has again chosen for 2024 not to pass along increases in healthcare insurance premiums.

Recruitment and retention of highly qualified individuals is a priority at Intermex, and as such we align compensation and benefits to further our business strategies, goals, and objectives. Employee incentives are measurable, and performance-based. Onboarding procedures and processes of new employees include learning and development programs that are designed to facilitate quicker integration into the Company, enhanced professional development, and enable higher productivity.
The following provides additional information regarding our efforts related to ESG matters.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) INFORMATION
ESG Highlights
Environmental
We relocated our offices in February 2024 to the Datran Center, a gold-certified Leadership on Energy and Environmental Design (LEED) building. We utilize industry-leading sustainable data center partners, which contribute to a sustainable environment by:
•Delivering highly efficient Power Usage Effectiveness scores above industry standards.
•Reducing impact through design of a Water Usage Effectiveness (WUE) of zero.
•Utilizing facility-wide Energy Star efficiency-rated uninterruptible power supply (UPS) systems.
•Implementation of NextGen SuperCRAC cooling to maximize efficiency.
•Deploying occupancy sensors to reduce energy usage.
•Replacing thermostats in the Company’s headquarters location to provide efficient scheduling of HVAC units to reduce energy consumption and installing window films to reduce external heat impact.
Social
We support our employees, as demonstrated by:
•Ensuring equal employment opportunity hiring practices.
•Maintaining a diverse employee base. As of the date of this Proxy Statement, 95% of our U.S. team members identified themselves as racially or ethnically diverse. Also, 67% of our U.S. team identified themselves as female and females fill 35% of our senior leadership roles. During 2024, we intend to continue to promote greater community involvement through philanthropic and volunteer efforts, with a focus on diversity, community improvement, and STEM programs.
•Requiring anti-harassment training for all employees.
•Encouraging and facilitating employees to participate in Company-sponsored events that support certain low-income areas of the community.
Communities
We support our communities, as demonstrated by:
•Maintaining a diverse base of sending agents. As of the date of this Proxy Statement, a majority of Intermex sending agents are minority-owned businesses and/or are located in neighborhoods with a high percentage of residents who identify as minorities.

•Providing additional revenue opportunities to Intermex sending agents that are involved in the communities in which they operate.
•In 2022, our Board amended the Company's equity plan and approved an RSU Agent Plan, which allows management to identify key agents and award RSUs to those individuals who contribute significant efforts towards driving the Company' business. In 2023, the Company granted stock awards to certain agents under the RSU Agent Plan.
•Through our Human Resources team, the Company engages various non-profits to support low income communities, including the immigrant community, through financial support, and facilitates volunteering of Company employees to engage in house building activities and gift-giving events during different holidays throughout the year.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) INFORMATION
Governance
We have diverse representation on the Board and our directors are committed to excellent governance, as demonstrated by:
•An independent board.
•A Lead Independent Director.
•All members of the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees being non-employee independent directors.
•Three out of nine of our directors being ethnic minorities.
•Three out of nine of our directors being female.
•Adopting Corporate Governance Principles.
•Approving corporate governance policies and procedures and any revisions thereto, such as an updated whistleblower and non-retaliation policy and new incentive compensation clawback policy.
Compliance/Data Security
To mitigate cybersecurity risks, the Company has designed and implemented a Cybersecurity and Information Security Program ("Cybersecurity Program"). The foundation of our Cybersecurity Program is based on recognized best practices and standards for cybersecurity and information technology that include the Center of Internet Security ("CIS") Controls Framework. Furthermore, we maintain strong cyber integrity standards and respect the privacy of our customers, as demonstrated by:
•Having a dedicated Chief Information Security Officer (CISO) overseeing all aspects of the Company's Cybersecurity Program.
•Maintaining Company data privacy and cybersecurity policies that follow high technical standard frameworks and adhere to applicable legal and regulatory standards.
•Having our Board of Directors and Executive Management review and support our Cybersecurity Program and cybersecurity measures on a quarterly basis or more frequently if warranted.
•Having a cybersecurity expert on our Board of Directors.
•Having a cybersecurity incident response plan and team that meets at least annually to assess breach scenarios and improve our response capabilities.
•Engaging a third party to perform an annual cybersecurity audit, which attests compliance with our Cybersecurity Program and industry best practices.
•Performing ongoing vulnerability reviews and conduct annual penetration testing of both external and internal systems with the assistance of a third party.
•Not having any material Company data breaches to date.
•Having our Disaster Recovery & Business Continuity Plans reviewed and tested annually.
•Mandating cybersecurity awareness and Anti-Money Laundering (AML) training for all employees.

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CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
Director Independence
As a result of our common stock being listed on Nasdaq, we adhere to the rules of such exchange in determining whether a director is independent. Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that Debra Bradford, Bernardo Fernández, Adam Godfrey, Karen Higgins-Carter, Laura Maydón, Michael Purcell, John Rincon and Justin Wender are currently independent directors under the Nasdaq listing rules. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director had with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them, including those transactions set forth in the "Certain Relationships and Related Party Transactions" section of this Proxy Statement, as previously disclosed with the SEC. In addition, the Board of Directors appointed Mr. Purcell as the Lead Independent Director, effective September 2020.
Board, Committee and Annual Meeting Attendance
During 2023, the Board of Directors held seven meetings and acted by unanimous written consent in four instances. In 2023, all directors attended or participated in 95% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which such director served, in each case held during such director’s relevant period of service.
Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of stockholders, we encourage, but do not require, our directors to attend. One of our directors, our Chairman and CEO, Robert Lisy, attended the 2023 Annual Meeting of Stockholders in person and the rest of our directors, attended remotely.
Committees of the Board of Directors
Intermex has established a separately standing audit committee, nominating and corporate governance committee and compensation committee.
Audit Committee Information
Intermex has established an Audit Committee composed of independent directors. The Audit Committee consists of Ms. Higgins-Carter and Messrs. Purcell, Fernández and Rincon, with Mr. Purcell serving as its chairman. The Board has determined that each of the members of the Audit Committee is independent under Nasdaq’s listing rules and under Rule 10A-3(b)(1) of the Exchange Act.
The Audit Committee will at all times be composed exclusively of independent directors who are “financially literate” as defined under Nasdaq’s listing rules. The Nasdaq listing rules define “financially

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CORPORATE GOVERNANCE
literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
In addition, the Company is required to certify to Nasdaq that the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board has determined that each of Messrs. Purcell, Fernández and Rincon satisfies Nasdaq’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
The purpose of the Audit Committee is to, among other things, appoint, retain, set compensation of, and supervise our independent registered public accountants, review the results and scope of the audit and other accounting related services and review our accounting practices and systems of internal accounting and disclosure controls. Additionally, the Audit Committee is tasked with assisting the Board with respect to its oversight of the Company’s enterprise risk management framework and its policies and procedures for risk management, including major financial risk exposures and oversight and monitoring of the Company's cybersecurity risk management, including the Company's material programs, policies and safeguards for information technology, cybersecurity and data security. The Audit Committee is also responsible for board oversight with respect to legal and compliance matters, and review and approval of all related party transactions pursuant to the Company's Related Party Transactions Policy.
The Audit Committee held eight meetings during the last fiscal year and acted by unanimous written consent in one instance. The Audit Committee has a written charter that is available on the investor relations section of the Company’s website at www.intermexonline.com. The information on this website is not a part of or incorporated into this proxy statement.
The Audit Committee Report is included in this proxy statement on page 71.
Compensation Committee Information
Intermex has a Compensation Committee consisting of Ms. Bradford, Ms. Maydon, and Messrs. Purcell and Rincon, with Ms. Bradford currently serving as its chairman. Mr. Purcell served as chairman of the Compensation Committee until June 23, 2024. Our Board of Directors has determined that all of the members of the Compensation Committee are independent directors under the Nasdaq listing rules.
The purpose of the Compensation Committee is to, among other things, establish and review our general compensation philosophy, review and approve compensation paid to our executive officers and directors and to administer incentive compensation plans and programs, including authority to make and modify awards under such plans.
The Compensation Committee determines salaries, incentives and other forms of compensation for the Chief Executive Officer and our executive officers and reviews and makes recommendations to the Board with respect to director compensation. As part of its review and establishment of the performance criteria and compensation of executive officers, the Compensation Committee meets separately, at least on an annual basis, with the Chief Executive Officer, the Company’s Chief Human Resources Officer, and any other corporate officers, as it deems appropriate. The Compensation Committee also reviews and considers the competitiveness of the Company’s executive compensation as compared with the Company’s peer group. The Compensation Committee meets

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CORPORATE GOVERNANCE
without the presence of executive officers when approving or deliberating on executive officer compensation and the Chief Executive Officer may not be present during voting or deliberations of the Compensation Committee with respect to determination of his own compensation. The Compensation Committee reviews and authorizes the terms of executive employment agreements, severance agreements, and other material compensation agreements between Intermex and our executive officers, and reviews and recommends to the Board directors’ and officers’ indemnification arrangements. In addition, the Compensation Committee administers our incentive compensation and equity-based plans, as well as oversees our stock ownership and retention policy.
The Compensation Committee may, in its discretion, delegate its duties and responsibilities to a subcommittee of the Compensation Committee as it deems appropriate and to the extent permitted by applicable law. Further, the Compensation Committee may, in its discretion, delegate its duties and responsibilities with respect to compensation of employees (other than compensation of executive officers) and broad-based benefit plans and programs as it seems appropriate to one or more officers of the Company.
The Compensation Committee also has the sole discretion and authority, pursuant to its charter, to retain compensation consultants, outside legal counsel and other advisors or experts, as it deems appropriate, to assist it in carrying out its duties and responsibilities. The Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as the Compensation Committee’s independent compensation consultant (the "Compensation Consultant") for assistance with determining executive officer compensation targets and the design of the Company’s Employee Incentive Bonus Plan for fiscal years 2022, 2023 and 2024, determining director compensation for fiscal years 2022, 2023 and 2024 and the design of a peer group for compensation analysis. The Committee determined that no work performed by the Compensation Consultant during fiscal year 2023 raised a conflict of interest.
The Compensation Committee held four meetings during the last fiscal year. The Compensation Committee has a written charter that is available on the investor relations section of the Company’s website at www.intermexonline.com. The information on this website is not a part of or incorporated into this proxy statement.
Nominating and Corporate Governance Committee Information
Intermex has a Nominating and Corporate Governance Committee consisting of Ms. Bradford, Ms. Higgins-Carter, Ms. Maydón and Messrs. Fernández and Purcell, with Ms. Maydón serving as its chairperson. Our Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent directors under the Nasdaq listing rules.
The Nominating and Corporate Governance Committee is responsible for, among other things, overseeing the selection of persons to be nominated to serve on our Board of Directors, overseeing the composition of the Board and its committees, evaluating the performance of the Board and developing and maintaining corporate governance policies and related matters delegated by the Board or required by federal securities laws or Nasdaq listing rules. Additionally, the Nominating and Corporate Governance Committee is responsible for Board oversight over the Company’s ESG matters and initiatives. Along with the Company’s management team, the Nominating and Corporate Governance Committee also oversees succession planning for the Chief Executive Officer and other key executive positions.
The Nominating and Corporate Governance Committee held four meetings and acted by unanimous written consent in two instances during the last fiscal year. The Nominating and Corporate

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CORPORATE GOVERNANCE
Governance Committee has a written charter that is available on the investor relations section of the Company’s website at www.intermexonline.com. The information on this website is not a part of or incorporated into this proxy statement.
Guidelines for Selecting Director Nominees
The Nominating and Corporate Governance Committee considers persons identified by its members, management, stockholders, investment bankers and others.
The Nominating and Corporate Governance Committee has no specific minimum qualifications for director candidates. In general, however, the Nominating and Corporate Governance Committee considers a number of qualifications relating to management and leadership experience, background, integrity and professionalism, as well as the candidate’s ability to satisfy the Nasdaq and SEC’s independence requirements, in evaluating a person’s candidacy for membership on the Board of Directors. The Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. The Nominating and Corporate Governance Committee does not distinguish among nominees recommended by stockholders and other persons.
During 2023, the Board was actively seeking, and continues to actively seek, additional directors who satisfy Nasdaq and SEC independence requirements and increase diversity among the directors. The Company retained Egon Zehnder International to assist in the identification and recruitment of director candidates. As a result of those efforts, Ms. Higgins-Carter joined the Board in December 2023.
To recommend a director candidate for consideration, a stockholder should submit a written statement of the qualifications of the proposed nominee, including full name and address, to the Nominating and Corporate Governance Committee, c/o Intermex’s Corporate Secretary, 9100 South Dadeland Blvd., Suite 1100, Miami, Florida 33156. Refer to “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?” in the section above captioned “Questions and Answers About the 2024 Annual Meeting and Procedural Matters” for information regarding the procedures for stockholders to nominate candidates to the Board at an annual meeting of stockholders.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was formerly an officer or employee of the Company or has or had any relationships requiring disclosure by the Company under applicable SEC rules requiring disclosure of certain relationships and related party transactions. None of our executive officers in 2023 served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee.
Board Leadership Structure and Board Role in Risk Oversight
Our Board of Directors is chaired by our Chief Executive Officer and President, Mr. Lisy. We combined the positions of Chief Executive Officer and Chairman of the Board because we believe it will provide a single, clear chain of command to execute our strategic initiatives and business plans and help to ensure that our Board and management act with a common purpose. In addition, we

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believe that a combined Chief Executive Officer/Chairman of the Board will be better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a Board Chairman with an extensive history with and knowledge of the Company, as is the case with our Chief Executive Officer. Further, the Board of Directors appointed Mr. Purcell as the Lead Independent Director, effective September 2020. The Lead Independent Director’s duties include serving as a liaison between the Chairman of the Board and the non-management directors; reviewing and approving Board meeting agendas, information sent to the Board and meeting schedules; reviewing Board committee agendas; overseeing the Board and Board committee self-evaluation process in concert with the Chair of the Nominating and Corporate Governance Committee; chairing independent sessions of non-management directors; presiding at Board meetings in the Chairman’s absence; having the ability to call Board meetings, executive sessions or meetings of non-management directors and such other reasonable duties that the Board may prescribe from time to time.

The Board of Directors is responsible for overseeing the major risks facing the Company while management is responsible for assessing and mitigating the Company’s risks on a day-to-day basis. In addition, the Board has delegated oversight of certain categories of risk to its three standing Committees. The Audit Committee reviews and discusses with management significant financial and nonfinancial risk exposures and the steps management has taken to monitor, control and report such exposures, including cybersecurity risk exposure. In performing their oversight responsibilities, the Board and Audit Committee periodically discuss with management the Company’s policies with respect to risk assessment and risk management, including the Company's material programs, policies and safeguards for information technology, cybersecurity and data security. The Compensation Committee oversees management of risks relating to the Company’s compensation plans and programs. The Nominating and Corporate Governance Committee reviews and discusses with management risks related to the Company’s ESG initiatives, including regarding climate change, human capital management, diversity, stakeholder relations, and health/safety, and emergency succession planning. The three Committees report to the Board as appropriate on matters that involve specific areas of risk that each Committee oversees.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics for our directors, officers, employees and certain affiliates in accordance with applicable federal securities laws, a copy of which is available on the Company’s website at www.intermexonline.com. If we amend or grant a waiver of one or more of the provisions of our Code of Business Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer (or persons performing similar functions) by posting the required information on the Company’s website at www.intermexonline.com. The information found on the website is not part of or incorporated into this proxy statement.
Anti-Hedging and Anti-Pledging Policy
Our Securities Trading Policy prohibits, among other things, the hedging and pledging of our securities by our executive officers and directors, specifically, (i) engaging in short sales, (ii) engaging in transactions in put options, call options or other derivative securities related to Company securities, on an exchange or in any other organized market, (iii) engaging in hedging or monetization transactions related to Company securities, including through the use of financial instruments such as

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equity swaps, prepaid variable forwards, and collars and exchange funds, (iv) pledging our stock as collateral for a loan, and (v) holding our securities in a margin account. Our Securities Trading Policy is reviewed by our Compensation Committee and Board periodically and was updated in 2023 to reflect changes to Rule 10b5-1 adopted by the SEC.
Corporate Governance Guidelines
The Nominating and Corporate Governance Committee has developed and recommended the Board’s Corporate Governance Principles (the “Governance Principles”), which has been approved by our full Board. The Governance Principles establish the Board’s governance framework and processes, and assist the Board in the exercise of its responsibilities and to best serve the interests of the Company and its stockholders. The Governance Principles are a reflection of the Board’s commitment to good corporate governance through the establishment of policies and procedures that the Board believes are critical to the enhancement of stockholder value. The Governance Principles are available on the Company’s website at www.intermexonline.com. The information found on the website is not part of or incorporated into this proxy statement.
Contacting the Board of Directors
Any stockholder who desires to contact our non-employee directors regarding appropriate Intermex business-related comments may do so by mail by writing Intermex’s Corporate Secretary at International Money Express, Inc., 9100 South Dadeland Blvd., Suite 1100, Miami, Florida 33156. Our Corporate Secretary, or someone acting in his place, receives these communications unfiltered by Intermex, forwards these communications to the appropriate committee of the Board of Directors or non-employee director, and facilitates an appropriate response. Please note that requests for investor relations materials should be sent to investors@intermexonline.com.

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EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
Set forth below is certain information regarding the Company’s current executive officers:

Name	Age	Position
Robert Lisy	66	Chief Executive Officer, President and Chairman of the Board of Directors
Andras Bende	49	Chief Financial Officer
Joseph Aguilar	62	President and General Manager - Latin America
Christopher Hunt	48	Chief Operating Officer
Robert Lisy. For a brief biography of Mr. Lisy, please see the section captioned “Information Regarding the Board of Directors and Director Nominees” above.
Andras Bende joined International Money Express, Inc. as Chief Financial Officer in December 2020. Prior to joining the Company, Mr. Bende served as the Chief Financial Officer of Computer Services, Inc., a financial technology company, from 2018 to 2019, where he helped guide the company during a period of significant growth and share price appreciation. Prior to his time at Computer Services, Inc., Mr. Bende held several international Chief Financial Officer and Controller roles at GE Capital from 2005 to 2017. Mr. Bende is a graduate of GE’s Financial Management Program and the GE Corporate Audit Staff and holds a bachelor’s degree in financial management from Clemson University.
Joseph Aguilar joined International Money Express, Inc. in September 2019 as Chief Operating Officer. Effective January 2023, Mr. Aguilar was appointed President and General Manager - Latin America. Prior to joining Intermex, Mr. Aguilar was a senior executive at Sigue Corporation, a money transfer company; starting in 2005 as the Chief Auditor, where he established the Internal Audit function for its U.S. and Mexico Operations. Following several successful audit cycles, he was promoted to Chief Operating Officer, responsible for all operations and technology functions of the global organization. In 2014, Mr. Aguilar was promoted to President of SGS, Ltd. UK, the International Division of Sigue Corporation, with responsibility for all aspects of the business in the EU, Eastern Europe, Africa, Asia and South Asia. Prior to his roles at Sigue Corporation, Mr. Aguilar held senior roles at BBVA Bancomer, California Commerce Bank and Dai-Ichi Kangyo Bank of California. Mr. Aguilar holds a bachelor’s degree in English from University of California at Santa Barbara.
Christopher Hunt joined International Money Express, Inc. in March 2021 as Chief Information Officer. Effective January 2023, Mr. Hunt was appointed Acting Chief Operating Officer, which appointment automatically became permanent upon regulatory approval thereof in April 2023. Prior to joining the Company, Mr. Hunt was the Chief Technology Officer of Bankers Healthcare Group, a financial services company (“Bankers”), from 2013 to 2021. Prior to his role at Bankers, Mr. Hunt worked at several companies where he held a variety of IT positions with increasing responsibility for all aspects of overall IT strategy, product development, compliance and cybersecurity. Mr. Hunt earned a bachelor’s degree in Business Management with a concentration in Decision Information Sciences from the University of Florida in Gainesville, Florida.

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COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
Overview
This compensation discussion and analysis ("CD&A") describes our compensation objectives and policies in relation to compensation received for the year ended December 31, 2023 by our named executive officers, which during the year consisted of Robert Lisy, Chief Executive Officer and President; Andras Bende, Chief Financial Officer; Joseph Aguilar, President & General Manager - Latin America; Christopher Hunt, Chief Operating Officer; Randall D. Nilsen, Former Chief Revenue Officer and Executive Vice President of Intermex Retail Sales, U.S. and Canada; and Ernesto Luciano, Former Chief Legal Officer and General Counsel & Corporate Secretary (collectively, the Company’s “named executive officers” or "NEOs"). Effective as of September 30, 2023, Mr. Nilsen resigned from his role as Chief Revenue Officer and assumed the role of Executive Vice President of Intermex Retail Sales, U.S. and Canada, and thereby ceased serving as an executive officer of the Company for the remainder of 2023. Mr. Nilsen resigned from all roles with the Company, effective March 31, 2024. Mr. Luciano resigned as Chief Legal Officer, General Counsel and Corporate Secretary on February 8, 2024.
Intermex 2023 Financial Performance
During 2023, the Company continued to focus on the fundamentals that drive our business. Using our competitive advantage as one of the leading, omnichannel remittance service providers, we executed our unique, omnichannel strategy to create value for our stockholders.
As shown below, for the year ended December 31, 2023 the Company achieved double-digit increases in Revenues, Diluted EPS, and Adjusted EBITDA and single-digit increases in Net Income, Adjusted Net Income and Adjusted Diluted EPS compared to the prior year and the Company continued its track record of exceptional earnings growth:
•Revenues of $658.7 million, an increase of 20.5%;
•Net Income of $59.5 million, an increase of 3.8%;
•Diluted EPS of $1.63, an increase of 10.1%;
•Adjusted Net Income of $71.0 million, an increase of 1.5%1;
•Adjusted Diluted EPS of $1.95, an increase of 7.7%1; and
•Adjusted EBITDA of $120.0 million, an increase of 14.0%1
Adjusted Net Income, Adjusted Diluted Earnings per Share and Adjusted EBITDA are not calculated in accordance with generally accepted accounting principles in the U.S. ("GAAP"), and are some of the primary metrics used by us to evaluate the financial performance of the Company. We present these Non-GAAP financial measures because we believe they are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Further, we
1 Adjusted Net Income, Adjusted Diluted Earnings per Share and Adjusted EBITDA are as defined and reconciled to the most directly comparable GAAP financial measures in the "Non-GAAP Financial Measures" section of Item 7 in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 28, 2024.

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believe they help highlight trends in our operating results, because certain of such measures exclude, among other things, the effects of certain transactions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.
Our General Philosophy Regarding Executive Pay

The Compensation Committee of the Board of Directors ("Compensation Committee" or the "Committee") has designed a compensation program for our named executive officers to attract, motivate and retain highly qualified executives and to reward them for delivering results that are expected to build sustainable long-term value for our stockholders. The overall program is designed to be competitive with similar companies on the basis of industry focus, scope of operations and size, as well as the competitive marketplace for talent. Our incentives are primarily measurable and performance-based, and are designed to align compensation to our business strategy and goals.
The Company's compensation philosophy is critical to our goals of attracting, retaining, and motivating our workforce in a highly competitive market. Our compensation philosophy provides the guiding principles that drive compensation-related decisions. The pillars of our compensation philosophy are listed below:
•Attracting and retaining top and diverse talent by providing market competitive pay opportunities;
•Remunerating for improving the Company's performance and adding stockholder value;
•Maintaining strong corporate governance and risk management; and
•Creating and executing strategies to provide quality service to our consumers and business partners.

The Company’s executive compensation program is designed not to encourage excessive risk-taking. The Compensation Committee monitors the Company’s risk profile and risk management process to ensure that the Company’s compensation policies do not promote unnecessary and excessive risks that may threaten the value of the Company.

The Compensation Committee determines the compensation elements for our named executive officers. As part of its review and establishment of the performance criteria and compensation of our named executive officers, the Compensation Committee meets separately, generally on a quarterly basis, with the Chief Executive Officer and any other corporate officers as it deems appropriate. The Compensation Committee also reviews and considers the competitiveness of the Company’s executive compensation as compared with market data for companies of similar size, scope of operations and industry. The Compensation Committee meets without the presence of executive officers, other than the Chief Executive Officer from time to time, when approving or deliberating on executive officer compensation and the Chief Executive Officer is not present during voting or deliberations of the Compensation Committee with respect to determination of his own compensation.

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Overview of the Compensation Program

The Company’s executive compensation program is designed to:

•Retain our named executive officers by paying them competitively, motivating them to contribute to the Company’s success, and rewarding them for Company and individual performance. The Committee determines targeted annual pay opportunities for the named executive officers and considers several factors such as market data, tenure, proficiency in role, performance, and skill set relative to the external marketplace, among others.
•Connect a substantial portion of each named executive officer’s compensation to the financial performance of the Company and the remaining portion to the achievement of individual goals established for each named executive officer on a quarterly and annual basis.
•Encourage ownership of Intermex common stock.
•Discourage excessive risk-taking by named executive officers.
Using market data as a guide, the Compensation Committee establishes the balance between fixed/variable, cash/equity and annual/long-term incentive ("LTI") compensation to ensure that pay outcomes are appropriately aligned with financial, individual and stock price performance. The following graphs display the target pay mix of total compensation in 2023 for the Chief Executive Officer (“CEO”) and the average of the other five named executive officers based on the executives' base salary, target annual incentive and LTI awards:

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Role of the Compensation Committee

The role of the Compensation Committee is to, among other things, establish and review our general compensation philosophy, review and approve compensation paid to our senior executive officers, review compensation paid to our independent directors, and administer incentive compensation plans and programs, including retaining authority to make and modify awards under such plans.
The Compensation Committee determines the base salaries, cash incentive bonuses, LTI awards and other forms of compensation for our named executive officers and reviews and makes recommendations to the Board with respect to independent director compensation. The Compensation Committee reviews and authorizes the terms of employment agreements, severance agreements, and other material compensation agreements between Intermex and our named executive officers. In addition, the Compensation Committee administers our incentive compensation and equity-based plans, as well as our stock ownership and retention policy and other executive compensation policies and procedures.

Discretion and Judgment of the Compensation Committee
The Compensation Committee may, in its discretion, delegate its duties and responsibilities to a subcommittee of the Compensation Committee as it deems appropriate and to the extent permitted by applicable law. Further, the Compensation Committee may, in its discretion, delegate its duties and responsibilities with respect to compensation of employees (other than compensation of named executive officers) and broad-based benefit plans and programs as it seems appropriate to one or more officers of the Company.
Role and Independence of the Compensation Consultant

The Compensation Committee retained FW Cook as the Compensation Committee’s independent Compensation Consultant for assistance with determining executive officer compensation targets and the design of the Company’s Employee Incentive Bonus Plan, including for the year ended December

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31, 2023, determining director compensation for fiscal years 2023 and 2024 and the construction of the benchmarking peer group for compensation analysis. In retaining FW Cook, the Compensation Committee considered the six factors set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act. After review of information provided by each of the members of the Compensation Committee as well as information provided by FW Cook, the Compensation Committee determined that FW Cook is independent and there are no conflicts of interest raised by the firm’s work with the Compensation Committee.

Role of Peer Companies and Benchmarking

The Compensation Committee engages FW Cook to conduct an annual competitive review of the Company’s executive compensation program, which includes a market comparison of target total direct compensation (“TDC”) levels and an assessment of the Company’s aggregate LTI grant practices (e.g., share usage, dilution, aggregate LTI spend, etc.).

FW Cook’s analysis uses a selection of peer group companies and supplements peer group data with general industry survey data scoped by revenue (for which the Committee does not review the specific participants). The peer companies are selected based on having similar size, scope of operations and business/industry fit as Intermex. The peer group development process focused primarily on two relevant size metrics, revenue and market capitalization, as these two metrics are strongly correlated to pay opportunities. The peer group was initially developed by FW Cook and approved by the Committee, and is reviewed annually to ensure it continues to be reasonable and fair for pay benchmarking purposes. The most recent peer group review occurred in July 2023, at which time there were no changes made to the following 14-company peer group previously approved by the Committee in August 2002, which was used for pay benchmarking purposes and pay determination in 2023:

Current 2023 Peer Group
Cass Information Systems, Inc.	EVO Payments, Inc.	LendingClub Corp
CSG Systems International, Inc.	EZCORP INC	Regional Management Corp.
CURO Group Holdings Corp	goeasy Ltd.	Triumph Financial, Inc.
Everi Holdings Inc.	GREEN DOT CORP	WORLD ACCEPTANCE CORP
EVERTEC, Inc.	Information Services Group Inc.

At the time the peer group was approved, Intermex’s revenue and market cap were near the median. The market data from the Compensation Consultant's analyses are used as one factor in the determination of executive compensation target pay levels, as more fully described below.

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Primary Components of our Executive Compensation for 2023
In 2023, the primary components of compensation paid to our named executive officers are the following:

Component	Description	Objective
Base Salary	Base salaries are reviewed on an annual basis. Any adjustments are based on market conditions, level of responsibility and merit	To attract and retain high level talent and provide a competitive baseline level of fixed compensation to compensate for day-to-day responsibilities
Annual Cash Incentive Bonus Plan	Annual cash-denominated performance-based component of executive compensation, expressed as a percentage of base salary	To reward executives for the Company's annual financial performance (Adjusted EBITDA) and achievement of short-term individual goals on annual and quarterly bases
Long-Term Equity Incentive Awards
Stock awards, which may include restricted stock units (“RSUs”) or restricted stock awards (“RSAs”) and performance stock units (“PSUs”), that are granted on an annual basis and vest over multi-year periods subject to continued service and, in the case of PSUs, the achievement of certain performance conditions as determined by the Compensation Committee such as adjusted earnings per share
To align executive compensation with long-term value creation for our stockholders, drive executive retention and build ownership in the Company over time
Base Salary
All of our named executive officers receive a base salary that reflects the Committee’s assessment of the named executive officer's position, skills and value to the Company. It is the Committee’s philosophy to keep salaries within a competitive market range and adjust base salaries in response to changes in the size, scope or complexity of an executive’s job, or in connection with a promotion. For 2023, Mr. Lisy's annual base salary did not increase. Mr. Bende's, Mr. Hunt's and Mr. Aguilar's annualized base salaries increased by 5.0%, 6.4% and 4.8%, respectively, to recognize changes in market salary benchmarks for similar types of positions with comparable responsibilities. Mr. Nilsen's annualized base salary increased 4.8% from the prior year effective January 1, 2023 due to changes in market salary benchmarks for similar types of positions with comparable responsibilities, but decreased by 28.6% from the prior year, effective September 30, 2023, due to the change in Mr. Nilsen's title and role in the Company. Adjustments to Mr. Luciano's base salary represents normal course increases meant to align with the annual merit adjustments made by the Company for other employees. The 2023 annualized base salary actions for our named executive officers are summarized in the following table:

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Named Executive Officer	2022	2023	% Change
Robert Lisy	$1,000,000	$1,000,000	—
Andras Bende	$450,000	$472,500	5.0%
Joseph Aguilar	$420,000	$440,000	4.8%
Christopher Hunt	$329,000	$350,000	6.4%
Randall D. Nilsen	$420,000	$440,000 (effective January 1, 2023)	4.8%
		$300,000 (effective October 1, 2023)	(28.6)%
Ernesto Luciano	$286,000	$297,400	4.0%
Annual Cash Incentive Awards
We maintain the Employee Incentive Bonus Plan (the “Bonus Plan”), which is an annual, cash-based incentive plan, in which certain United States sales employees and all non-sales employees, including the named executive officers, participate. For 2023, payments under the Bonus Plan for the named executive officers, other than the CEO, were determined based on completion of certain individual performance objectives weighted at 25% (the “Individual component”) and Company-wide Adjusted EBITDA targets weighted at 75% (the “Adjusted EBITDA component”). For the CEO, the bonus is determined 100% based on the Adjusted EBITDA component to emphasize the importance of Company financial performance. Refer to the “Non-GAAP Financial Measures” section of Item 7 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for our calculation and reconciliation to the most directly comparable GAAP financial measure of Adjusted EBITDA.2
Each named executive officer’s target bonus amount was generally determined at the outset of the year and was expressed as a percentage of such officer’s base salary. For 2023, Mr. Lisy's target bonus amount remained unchanged from 2022 at 125% of base salary. The target bonus amounts increased for each of Messrs. Bende, Hunt and Luciano for the prior year (as a percentage of annualized base salary) to recognize changes in market bonus benchmarks for similar types of positions with comparable responsibilities, as well as individual performance. Mr. Aguilar's and Mr. Nilsen's target bonus amounts (as percentages of base salary) did not increase. The target bonus percentages for 2022 and 2023 are summarized in the table below:

Named Executive Officer	2022	2023	% Change
Robert Lisy	125%	125%	—%
Andras Bende	50%	60%	20.0%
Joseph Aguilar	50%	50%	—%
Christopher Hunt	40%	50%	25.0%
Randall D. Nilsen	50%	50%	—%
Ernesto Luciano	45%	50%	11.1%

The table below summarizes the 2023 target bonus opportunities and earned amounts for all named executive officers:
2 Adjusted EBITDA is as defined in the "Non-GAAP Financial Measures" section of Item 7 in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 28, 2024.

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				Breakdown of Target Bonus Dollars		Breakdown of Earned Bonus Dollars
Named Executive Officer	Target Bonus	Weighting		Adjusted EBITDA	Individual Performance	Adjusted EBITDA	Individual Performance
		EBITDA	Individual
Robert Lisy	$1,250,000	100%	—%	$1,250,000	$—	$1,125,000	$—
Andras Bende	$283,500	75%	25%	$212,625	$70,875	$191,565	$70,488
Joseph Aguilar	$220,000	75%	25%	$165,000	$55,000	$148,500	$51,360
Christopher Hunt	$175,000	75%	25%	$131,250	$43,750	$118,125	$43,750
Randall D. Nilsen[3]	$202,500	75%	25%	$151,875	$46,875	$136,688	$39,318
Ernesto Luciano	$148,700	75%	25%	$111,525	$37,175	$100,373	$34,109

Actual payouts under the plan may range from 0% to 150% of each executive’s target based on performance versus pre-established objectives. Under the terms of the Bonus Plan, the Individual component was measured and paid on a quarterly basis and may range from 0% to 150% of target. Half of the Adjusted EBITDA component is paid quarterly based on quarterly performance with the remainder of any earned portion of the Adjusted EBITDA component being payable subject to full-year performance. The quarterly payout for Adjusted EBITDA is made on a binary basis, such that if the quarterly target is achieved, then the quarterly payout is made (12.5% of the Adjusted EBITDA target), with no partial payout during a quarter if the target is not achieved. All quarterly Adjusted EBITDA targets were set at the beginning of the year. The Company uses a combination of quarterly individual targets and quarterly and annual Adjusted EBITDA targets to effectively motivate its executive team by balancing the focus and reward on both immediate near-term performance and longer-term performance.
For the full-year Adjusted EBITDA component, the Compensation Committee sets threshold, target and maximum levels of performance at the outset of the year. Payout begins at threshold performance, which was set at 90% of the targeted Adjusted EBITDA amount, and achievement below 90% pays 0% of target. Target performance was set at 100% of the targeted Adjusted EBITDA amount, achievement of which pays 100% of target. Maximum payout of 150% requires performance at 115% of the targeted Adjusted EBITDA amount. There would be no payment under the Bonus Plan for performance below threshold and linear interpolation applies between threshold/target and target/maximum performance levels.

For 2023, the quarterly Adjusted EBITDA targets were achieved at 100% for the first and second quarters, 97% for the third quarter and 96% for the fourth quarter. The full-year Adjusted EBITDA performance was $120.0 million versus the target of $120.3 million, resulting in a payout for the full-year Adjusted EBITDA of 90% of target annual bonus attributable to the Adjusted EBITDA performance (with final payout being reduced by the previously paid quarterly portion of the Adjusted EBITDA component bonus payments).

3 The Target Bonus represents the weighted average for 2023.

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Mr. Bende’s individual objectives were based, in part, on the following factors: (i) increasing investor interaction, (ii) improving liquidity and debt management, (iii) enhancing capital management, (iv) performing and leading merger and acquisition related activities, as well as integration activities related thereto, (v) overseeing the Company's operations in Europe, and (vi) monitoring and optimizing internal control and internal audit activities. In the aggregate, for all quarters in 2023, Mr. Bende’s average level of achievement of his individual objectives, as determined by the Compensation Committee, with input from the CEO, was 99% of the target Individual component.

Mr. Aguilar’s individual objectives were based, in part, on the following factors: (i) leading the reorganization of the Latin American subsidiaries' management team and integration of certain functions, (ii) implementing cost savings strategies for banking and paying agent fees, (iii) improving customer and call center service experiences, and (iv) enhancing the anti-money laundering and regulatory compliance program of the Company and its foreign subsidiaries. In the aggregate, for all quarters in 2023, Mr. Aguilar’s average level of achievement of his individual objectives, as determined by the Compensation Committee, with input from the CEO, was 93% of the target Individual component.

Mr. Hunt's individual objectives were based, in part, on the following factors: (i) implementing strategies to grow the Company's digital products and online business, (ii) overseeing development and implementation of the corporate headquarters’ relocation plan, and (iii) digital product development. In the aggregate, for all quarters in 2023, Mr. Hunt’s average level of achievement of his individual objectives, as determined by the Compensation Committee, with input from the CEO, was 100% of the target Individual component.

Mr. Nilsen’s individual objectives through the third quarter of 2023 were tied to his former roles as Chief Revenue Officer until September 30, 2023 and were specifically measured based on factors that included: (i) market penetration, (ii) agent activation, and (iii) increasing sales volume. For the fourth quarter, his individual objectives were based solely on gross sales targets in his role as Executive Vice President of Intermex Retail Sales. In the aggregate, for all applicable quarters in 2023, Mr. Nilsen’s average level of achievement of his individual objectives, as determined by the Compensation Committee, with input from the CEO, was 77% of the target Individual component.
Mr. Luciano’s individual objectives were based, in part, on the following factors: (i) overseeing regulatory and legal processes of merger and acquisition related activities, (ii) pursuing and advancing resolution of open litigation, (iii) negotiation of terms of key agreements, and (iv) assessing and evaluating the legal department productivity and providing recommendations for future enhancement. In the aggregate, for all quarters in 2023, Mr. Luciano’s average level of achievement of his individual objectives, as determined by the Compensation Committee, with input from the CEO, was 92% of the target Individual component.
Based on the combined impact of Adjusted EBITDA and Individual component performance, the overall payout as a percent of target was 90.0% of target for the CEO (based on Adjusted EBITDA performance only) and ranged approximately from 90.4% to 93.9% of target for Messrs. Bende, Aguilar, Hunt, Nilsen and Luciano (based on quarterly and annual Adjusted EBITDA and quarterly Individual components performance).
Long-Term Equity Incentive Awards
We maintain a Long-Term Equity Incentive ("LTI") Plan under the International Money Express, Inc. 2020 Omnibus Equity Compensation Plan (the “2020 Plan”). The Company believes that a substantial portion of each named executive officer’s compensation should be paid in LTI

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COMPENSATION DISCUSSION AND ANALYSIS
compensation and should align the executive's interests with those of our stockholders through a combination of performance-based and time-based equity awards. In addition, the Committee believes LTI awards are a key component of market-competitive compensation and serve to attract and retain key executives while linking a substantial portion of their compensation to the attainment of predetermined financial objectives. The Compensation Committee approves annual LTI awards for the named executive officers based on several factors, including the level of responsibility within the organization, the individual’s contribution towards performance goals, and market data.
The 2020 Plan provides for the granting of stock-based incentive awards, including stock options, RSUs, RSAs and PSUs to named executive officers, other Company employees, certain other service providers and independent directors of the Company.

The Committee makes annual equity grants to its senior executives to provide continuous motivation and reward for performance, align with market practice and ensure continuous retention value that provides leadership continuity. Each executive’s annual LTI award is determined using market data as a guide. The long-term equity incentives granted in 2023 were provided in equal value-based amounts of service-vested RSAs or service-vested RSUs (50% weighting) and PSUs (50% weighting). These award types were used to strike an appropriate balance between stockholder aligned retention vehicles that are variable with the stock price and performance-based equity that ties compensation outcomes to the achievement of pre-established, multi-year financial performance goals. Additionally, the sole use of full-value awards, rather than stock options, keeps dilution and overhang levels low.

RSAs and RSUs granted to the Company’s named executive officers generally vest in four equal annual installments beginning one year after the date of the grant, subject to continued employment. PSUs granted to the Company’s named executive officers generally vest subject to attainment of performance criteria during the designated performance period established by the Compensation Committee. The PSUs granted in 2022 to the Company's named executive officers vest based on the achievement of certain adjusted earnings per share ("Adjusted EPS") targets over a two-year performance period combined with a service period of three years. The PSUs granted in 2023 to the Company’s named executive officers vest based on the achievement of cumulative Adjusted EPS targets over a three-year performance period and service for a period of three years. There will be no payout of PSUs if the threshold performance is not achieved for the specific metric.

The performance metric for the 2023 PSUs was three-year cumulative Adjusted EPS, which for each year is determined by dividing (i) Adjusted Net income as defined and reconciled to the most directly comparable GAAP Measure in the “Non-GAAP Financial Measures” section of Item 7 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 by (ii) GAAP weighted-average common shares outstanding (basic), which for purposes of this calculation has been assumed to remain constant over the performance period.

Adjusted EPS was selected as the performance metric because it is believed to be an important financial metric linked to stock price performance and captures more variables than the Adjusted EBITDA metrics used in the annual incentive program. Each executive received a target allocation of PSUs by taking the intended PSU grant value and dividing it by the stock price on the grant date. The Committee determined a threshold, target and maximum level of performance which, if achieved, would result in 50%, 100% or 200% of the target PSUs being earned. Linear interpolation applies between threshold/target and target/maximum performance levels and no PSUs are earned for performance below the threshold level. Vesting is contingent on continued service through the end of

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the three-year service period. Following the conclusion of the performance period, the Compensation Committee will certify the number of PSUs earned.
The size of the 2023 equity awards for each named executive officer was determined by reviewing market data (prepared by FW Cook), performance assessments, value of the named executive officer to the organization, and the value of unvested equity awards, among other factors.
In March 2023, the Compensation Committee approved the following LTI awards:

Named Executive Officers	Position	Target LTI ($)	RSAs ($)	RSUs ($)	PSUs ($)
Robert Lisy	CEO & President	$4,000,000	$2,000,000	$—	$2,000,000
Andras Bende	Chief Financial Officer	$800,000	$—	$400,000	$400,000
Joseph Aguilar	President and General Manager - Latin America	$750,000	$—	$375,000	$375,000
Christopher Hunt	Chief Operating Officer	$475,000	$—	$237,500	$237,500
Randall D. Nilsen	Former Chief Revenue Officer and Executive VP Retail Sales United States and Canada	$750,000	$—	$375,000	$375,000
Ernesto Luciano	Former Chief Legal Officer and General Counsel & Corporate Secretary	$325,000	$—	$162,500	$162,500
Achievement of the 2022 PSU Grant Performance Measures
The 2022 PSUs granted in March 2022 to each named executive officer vest, subject to achievement of pre-established performance criteria, over a two-year performance period and a three-year service period. The performance criteria consisted of two-year cumulative Adjusted EPS for 2022 and 2023. The Compensation Committee determined a threshold, target and maximum level of performance which, if achieved, would result in 50%, 100% or 200% of the target PSUs being earned. Linear interpolation applies between threshold/target and target/maximum performance levels and no PSUs are earned for performance below the threshold level. Vesting is contingent on

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continued service through the end of the three-year service period. The table below shows the pre-established Adjusted EPS targets applicable to the 2022 PSU grants during the performance period:

Adjusted EPS During the Performance Period	PSUs Vesting as a Percentage of Target
Less than $3.29 (Below Threshold)	—%
$3.29 (Threshold)	50%
$3.66 (Target Performance)	100%
$4.03 (Maximum Performance)	200%

As certified by the Compensation Committee in February 2024, the Company reported total cumulative Adjusted EPS during the performance period of approximately $3.75, which resulted in an earnout of 125.7% of the target number of 2022 PSUs granted as shown in the table below, which awards will fully vest upon completion of the three-year service condition:

Named Executive Officer	Position	Target PSU (shares)	Actual PSU Payout (shares)
Robert Lisy	CEO & President	69,930	87,902
Andras Bende	Chief Financial Officer	13,986	17,580
Joseph Aguilar	President and General Manager - Latin America	13,986	17,580
Christopher Hunt	Chief Operating Officer	6,993	8,790
Randall D. Nilsen(1)	Former Chief Revenue Officer and Executive VP Retail Sales U.S. and Canada	13,986	—
Ernesto Luciano	Former Chief Legal Officer and General Counsel & Corporate Secretary	6,993	8,790
(1) As described in the Nilsen Employment Agreement, as amended on September 30, 2023, the PSUs granted to Mr. Nilsen in 2022 and 2023 were forfeited in 2023 in connection with the change in his role.
Clawback Policy
In October 2022, the SEC released final rules that would require all publicly traded companies to adopt clawback policies that would apply when there is an accounting restatement that results in erroneously awarded incentive-based compensation to certain executives. NASDAQ filed listing standards that incorporate these clawback rules in February 2023.
We are also subject to the clawback provisions of Section 304 of The Sarbanes-Oxley Act ("SOX"), which require our CEO and CFO to reimburse the Company for any bonus, incentive, or equity-based compensation that was received during the 12-month period following an accounting restatement due to our material non-compliance, due to the CEO or CFO’s misconduct, with any financial reporting requirement.
We adopted a clawback policy, effective as of October 2023, that complies with NASDAQ and SOX clawback requirements.

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Risk Considerations in our Compensation Program
The Compensation Committee reviews our compensation policies and practices annually to evaluate whether they may incentivize risk taking by our executives. During its review in 2023, the Compensation Committee determined that our compensation policies and practices are not reasonably likely to incentivize risks that would have a material adverse effect on the Company.
Stock Ownership and Retention Policy
The Company encourages stock ownership by its officers, non-management directors and senior executives to promote a long-term perspective in managing the Company and align stockholder and director interests.
The Company has a Stock Ownership and Retention Policy which is applicable to the named executive officers and other executive officers, and the non-management directors. The terms and conditions of the policy are periodically reviewed by the Compensation Committee and FW Cook to ensure consistency with peer group, corporate governance best practices and alignment between the interests of the individuals covered by the policy and the interests of the Company’s stockholders.
Under the policy, which was last updated effective October 27, 2022, executive officers and non-management directors are required to attain a minimum share ownership level equal to a multiple of their annual base salary as indicated in the table below:

CEO	Other Executive Officers	Non-Management Directors
5x Annual Base Salary	2x Annual Base Salary	5x Annual Base Retainer
•A covered person will not be in violation of the policy if, until such covered person meets his or her ownership minimum, such covered person retains 50%, in the case of an executive officer, and 100%, in the case of a non-management director, of the shares acquired on or after October 31, 2022 by such person pursuant to the vesting of restricted stock or restricted stock units, including performance based awards, and shares acquired upon the exercise of options by such covered person, net of shares retained by the Company to satisfy withholding requirements, shares tendered by the covered person to pay any portion of the exercise price of options and if all or a portion of the taxes due in connection with such events are satisfied by the covered person remitting cash to the Company or applicable taxing authority or by the Company withholding amounts from such covered person’s compensation or payments otherwise due, the number of shares having a fair market value equal to the amount so remitted to or withheld by the Company (or directly paid by the covered person).
•Once the minimum share ownership level is satisfied, the covered person is expected to continue to satisfy such requirement for so long as he or she is subject to the policy.
•The following categories satisfy a covered person’s ownership guidelines: (i) shares of common stock owned directly; (ii) shares of common stock owned indirectly (e.g., by a spouse, dependent child, a trust or allocable to the interest of a covered person in an entity such as limited partnership, limited liability or closely held corporation); (iii) shares of common stock held in a 401(k) plan; and (iv) restricted or deferred shares of common stock issued as equity awards (including restricted stock units), net of taxes, the vesting and/or issuance of which is dependent solely on the

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lapse of time or continued status as a director or employee of the Company. The following categories are excluded: (a) shares underlying options held, whether or not vested and (b) shares underlying unearned and unvested performance share units held (unless converted to restricted stock units).

As of December 31, 2023, all named executive officers and non-management directors are in compliance with the guidelines based on either having achieved the required level of ownership or by complying with the 50% retention ratio described above.

Retirement Benefit Programs
The Company maintains a tax-qualified defined contribution plan (the “401(k) Plan”) that provides retirement benefits to employees, including matching contributions. The Company matches 50% of each employee’s contributions up to a maximum of 3% of their total compensation. The named executive officers are eligible to participate in the 401(k) Plan on the same terms as other participating employees.

Anti-Hedging and Anti-Pledging Policy

Our Securities Trading policy prohibits, among other things, the hedging and pledging of our securities by our executive officers and directors, specifically, (i) engaging in short sales, (ii) engaging in transactions in put options, call options or other derivative securities related to Company securities, on an exchange or in any other organized market, (iii) engaging in hedging or monetization transactions related to Company securities, including through the use of financial instruments such as equity swaps, prepaid variable forwards, and collars and exchange funds, (iv) pledging our stock as collateral for a loan, and (v) holding our securities in a margin account.

Accounting for and Tax Treatments of Compensation

The accounting and tax treatment of compensation generally has not been a significant factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit and value to the executive.

Section 162(m) of the Internal Revenue Code generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the chief executive officer, chief financial officer or any of the three other highest paid executive officers. Section 409A of the Internal Revenue Code imposes an additional tax on certain forms of deferred compensation. The Committee takes Section 409A into account in determining the form and timing of compensation paid to the Company’s executives.

While the tax impact of any compensation arrangement is one factor to be considered, that impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. Accordingly, the Committee may award compensation to the executive officers that is not fully deductible if it determines the compensation is consistent with its philosophy and is in the Company’s and its stockholders' best interests.

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Base Salary and Annual Cash Incentive Plan
The Company accounts for salaries and cash incentive expense in accordance with GAAP, which requires the recognition of these types of compensation costs as they are incurred by the Company and earned by the Company's employees.
The Company deducts the employee's portion of federal, state or city income tax and other related payroll taxes such as social security when salaries or cash incentive awards are paid. At the same time, the Company expenses and remits the portion of payroll taxes under its responsibility.
Long-Term Equity Incentive Awards

The Company values equity incentive awards in accordance with FASB ASC Topic 718. More information regarding the application of ASC Topic 718 by the Company may be found in Note 12 (Stock Plans and Stock Based Compensation) to the Company’s audited financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Company accounts for its long-term equity incentive awards expense under GAAP, which requires the measurement and recognition of compensation costs for all equity-based payment awards made to employees and directors based on estimated fair values. We have elected to account for forfeitures as they occur. The Company may use either authorized and unissued shares or treasury shares to meet share issuance requirements.
The Company deducts the employee's portion of federal, state or city income tax and other related payroll taxes such as social security upon vesting of the equity award. At the same time, the Company expenses and remits the portion of payroll taxes under its responsibility.
Compensation Committee Report on Executive Compensation
In fulfilling our role, we met and held discussions with the Company’s management and reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement on Schedule 14A. Based on the review and discussions with management, advisors and the Compensation Consultant and our business judgment, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for filing with the SEC.
Respectfully submitted by the Compensation Committee of the Board of Directors:
Debra Bradford (Chair)
Michael Purcell
Laura Maydon
John Rincon

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Summary Compensation Table
The following table sets forth the compensation paid to and earned by the named executive officers that is attributable to services performed during fiscal years 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Options Awards ($)(2)	Non Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert Lisy Chief Executive Officer and President	2023	$1,000,000	$—	$4,000,000	$—	$1,125,000	$2,308	$6,127,308
	2022	$1,000,000	$405,000	$3,000,000	$—	$1,432,638	$4,576	$5,842,214
	2021	$1,000,000	$—	$2,500,013	$—	$1,500,000	$4,447	$5,004,460
Andras Bende Chief Financial Officer	2023	$472,500	$40,000	$800,000	$—	$262,053	$—	$1,574,553
	2022	$450,000	$100,000	$600,000	$—	$257,453	$—	$1,407,453
	2021	$425,000	$55,000	$524,290	$—	$233,750	$—	$1,238,040
Joseph Aguilar President and General Manager - Latin America	2023	$440,000	$—	$750,000	$—	$199,860	$3,160	$1,393,020
	2022	$420,000	$100,000	$600,000	$—	$236,142	$865	$1,357,007
	2021	$375,000	$55,000	$550,023	$—	$254,813	$1,632	$1,236,468
Christopher Hunt Chief Operating Officer	2023	$350,000	$25,000	$475,000	$—	$161,875	$3,375	$1,015,250
	2022	$329,000	$50,000	$300,000	$—	$157,300	$26	$836,326
	2021	$258,333	$—	$200,000	$—	$143,765	$—	$602,098
Randall D. Nilsen Former Chief Revenue Officer and Former EVP Retail Sales - Intermex	2023	$405,000	$—	$750,000	$—	$176,006	$13,130	$1,344,136
	2022	$420,000	$100,000	$600,000	$—	$239,738	$16,509	$1,376,247
	2021	$375,000	$55,000	$550,023	$—	$256,207	$13,349	$1,249,579
Ernesto Luciano Former Chief Legal Officer and General Counsel & Corporate Secretary	2023	$297,400	$—	$325,000	$—	$134,481	$3,284	$760,165
	2022	$286,000	$50,000	$300,000	$—	$136,907	$4,103	$777,010
	2021	$275,000	$35,000	$269,230	$—	$151,130	$2,263	$732,623

(1)In October 2023, the Compensation Committee approved the payment of special recognition bonuses to be paid to Mr. Bende and Mr. Hunt in connection with the assumption by each of them of additional duties and obligations throughout 2023. In 2022, the Compensation Committee approved the payment to the named executive officers of special recognition bonuses in connection with the closing of the acquisition of Envios de Valores La Nacional Corp. and LAN Holdings, Corp. For 2021, the Compensation Committee approved the payment of discretionary bonuses to the named executive officers due to their extraordinary performance and contributions to the success of the Company during 2021.

(2)The amounts included in the “Stock Awards” column and “Option Awards” column reflect the aggregate grant date fair value of equity awards granted to the named executive officers as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns for fiscal year 2023, see Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The grant date fair values of all performance-based awards were computed based on the probable outcome of the performance conditions as of the grant date of such awards, which was at target. The respective grant date fair values of the PSUs granted in fiscal 2023, 2022 and 2021, assuming at such grant date the maximum payment (200% of target for each grant), would have been as follows: Mr. Lisy — $4,000,000, $3,000,000 and $2,500,000; Mr. Bende — $800,000, $600,000 and $524,000; Mr. Hunt — $475,000, $300,000 and $200,000; Mr. Aguilar — $750,000, $600,000

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and $550,000; Mr. Nilsen — $750,000, $600,000, and $550,000; and Mr. Luciano — $325,000, $300,000 and $269,000. The 2023 and 2022 grants to Mr. Nilsen were subsequently forfeited during 2023 in connection with his change in role and responsibilities. See the 2023 Grants of Plan-Based Awards Table on page 44 and related notes and the “Compensation Discussion and Analysis” section of this proxy statement for information with respect to equity awards granted in fiscal 2023 and the Outstanding Equity Awards at End of Fiscal Year 2023 Table on page 45 and related notes for information with respect to equity awards granted prior to fiscal 2023.
(3)The amounts included in the “Non Equity Incentive Plan Compensation” column reflect the quarterly bonuses and annual performance bonuses earned and paid under the Company’s Employee Incentive Bonus Plan for fiscal years 2023, 2022 and 2021. The “Annual Cash Incentive Awards” section above describes how the Employee Incentive Bonus Plan awards were determined. The following table sets forth the actual amount earned and paid quarterly and annually to named executive officers for fiscal year 2023:

Name and Principal Position	Year	First Quarter Payout	Second Quarter Payout	Third Quarter Payout	Annual Performance Payout	Total Payout
Robert Lisy Chief Executive Officer and President	2023	$156,250	$140,625	$—	$828,125	$1,125,000
Andras Bende Chief Financial Officer	2023	$35,475	$32,780	$8,647	$185,151	$262,053
Joseph Aguilar President and General Manager - Latin America	2023	$27,500	$25,407	$4,813	$142,141	$199,860
Christopher Hunt Chief Operating Officer	2023	$21,738	$28,125	$13,404	$106,389	$169,656
Randall D. Nilsen Former Chief Revenue Officer and Former EVP Retail Sales - Intermex	2023	$27,627	$21,134	$6,848	$120,397	$176,006
Ernesto Luciano Former Chief Legal Officer and General Counsel & Corporate Secretary	2023	$18,297	$16,822	$4,298	$95,064	$134,481

(4)For the named executive officers, the amounts in the All Other Compensation Column for 2023 represent matching contributions under our 401(k) retirement savings plan, other than Mr. Nilsen, in which case, the amounts set forth in the column include (x) reimbursements for car-related costs of $10.0 thousand and (y) matching contributions under our 401(k) retirement savings plan in the amount of $3.1 thousand.

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2023 Grants of Plan-Based Awards Table
The following table provides additional information about the plan-based awards granted to the named executive officers for the year ended December 31, 2023.

Name	Grant Date	Estimated Future Payouts under Non-equity Incentive Plan Awards			Number of shares of stock or units (1)			Grant date fair value of stock awards (2)
		Threshold (S)	Target ($)	Maximum ($)	Threshold	Target	Maximum
Robert Lisy(3)	N/A	$—	$1,250,000	$1,875,000	—	—	—	$—
	3/3/2023	$—	$—	$—	—	77,822	—	$2,000,000
	3/3/2023	$—	$—	$—	38,911	77,821	155,642	$2,000,000
Andras Bende	N/A	$—	$283,500	$425,250	—	—	—	$—
	3/3/2023	$—	$—	$—	—	15,565	—	$400,000
	3/3/2023	$—	$—	$—	7,782	15,564	31,128	$400,000
Joseph Aguilar	N/A	$—	$220,000	$330,000	—	—	—	$—
	3/3/2023	$—	$—	$—	—	14,592	—	$375,000
	3/3/2023	$—	$—	$—	7,296	14,592	29,184	$375,000
Christopher Hunt	N/A	$—	$175,000	$262,500	—	—	—	$—
	3/3/2023	$—	$—	$—	—	9,242	—	$237,500
	3/3/2023	$—	$—	$—	4,621	9,241	18,482	$237,500
Randall D. Nilsen	N/A	$—	$187,500	$281,250	—	—	—	$—
	3/3/2023	$—	$—	$—	—	14,591	—	$375,000
	3/3/2023	$—	$—	$—	7,296	14,591	29,182	$375,000
Ernesto Luciano	N/A	$—	$148,700	$223,050	—	—	—	$—
	3/3/2023	$—	$—	$—	—	6,323	—	$162,500
	3/3/2023	$—	$—	$—	3,162	6,323	12,646	$162,500
(1)For Robert Lisy, the above awards consist of Restricted Stock Awards and Performance Stock Units. For all other named executive officers, the awards consist of Restricted Stock Units and Performance Stock Units. The vesting terms of the restricted stock and the restricted stock unit awards were determined by the Compensation Committee at the time of grant and are generally consistent with restricted stock unit awards granted to the Company’s other employees, and the vesting terms and performance goals of the awards were determined by the Compensation Committee at the time of grant and are generally consistent with awards granted to other senior executives (except as described in note (3) below).
(2)The amounts reflect the grant date fair value of equity awards granted to the named executive officers as computed in accordance with FASB ASC Topic 718.

(3)The terms of the awards granted to Mr. Lisy are generally consistent with awards granted to other senior executives, except that, as required by the CEO Employment Agreement, if Mr. Lisy retires after age 66 (after providing the required notice), all awards will continue to vest in accordance with their original vesting schedule, subject to attainment of any applicable performance goals.

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Outstanding Equity Awards at End of Fiscal Year 2023

	Option Awards(1)						Stock Awards(2)
Name	Grant Date	Grant Type	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Robert Lisy Chief Executive Officer and President	3/4/2021	RSA	—	—	—	—	44,108	$974,346	—	—
	2/28/2022	RSA	—	—	—	—	70,050	$1,547,405	—	—
	3/23/2022	PSU (3)	—	—	—	—	—	—	87,902	$1,941,755
	3/3/2023	RSA	—	—	—	—	77,822	$1,719,088	—	—
	3/3/2023	PSU	—	—	—	—	—	—	77,821	$1,719,066
Andras Bende Chief Financial Officer	3/4/2021	RSU	—	—	—	—	7,500	$165,675	—	—
	2/28/2022	RSU	—	—	—	—	14,010	$309,481	—	—
	3/23/2022	PSU (3)	—	—	—	—	—	—	17,580	$388,342
	3/3/2023	RSU	—	—	—	—	15,565	$343,831	—	—
	3/3/2023	PSU	—	—	—	—	—	—	15,564	$343,809
Joseph Aguilar President and General Manager - Latin America	9/23/2019	Option Award	62,500	—	$14.46	9/23/2029	—	—	—	—
	6/26/2020	Option Award	62,500	31,250	$12.45	6/26/2030	—	—	—	—
	3/4/2021	RSU	—	—	—	—	9,704	$214,361	—	—
	2/28/2022	RSU	—	—	—	—	14,010	$309,481	—	—
	3/23/2022	PSU (3)	—	—	—	—	—	—	17,580	$388,342
	3/3/2023	RSU	—	—	—	—	14,592	$322,337	—	—
	3/3/2023	PSU	—	—	—	—	—	—	14,591	$322,315
Christopher Hunt Chief Operating Officer	3/4/2021	RSU	—	—	—	—	3,529	$77,956	—	—
	2/28/2022	RSU	—	—	—	—	7,005	$154,740	—	—
	3/23/2022	PSU (3)	—	—	—	—	—	—	8,790	$194,171
	3/3/2023	RSU	—	—	—	—	9,242	$204,156	—	—
	3/3/2023	PSU	—	—	—	—	—	—	9,241	$204,134
Randall D. Nilsen Former Chief Revenue Officer (Current EVP Retail Sales Intermex)	7/26/2018	Option Award	230,000	—	$9.91	7/26/2028	—	—	—	—
	3/4/2021	RSU	—	—	—	—	7,278	$160,771	—	—
	2/28/2022	RSU	—	—	—	—	9,340	$206,321	—	—
	3/3/2023	RSU	—	—	—	—	9,120	$201,461	—	—
Ernesto Luciano Former Chief Legal Officer and General Counsel & Corporate Secretary	3/4/2021	RSU	—	—	—	—	4,000	$88,360	—	—
	2/28/2022	RSU	—	—	—	—	7,005	$154,740	—	—
	3/23/2022	PSU (3)	—	—	—	—	—	—	8,790	$194,171
	3/3/2023	RSU	—	—	—	—	6,323	$139,675	—	—
	3/3/2023	PSU	—	—	—	—	—	—	6,323	$139,675

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(1)The Option Awards columns reflect stock options granted to the applicable named executive officer on the dates shown, which vest and become exercisable in four equal installments beginning one year after the date of grant, subject to the named executive officer’s continued employment with the Company. The Option Awards described in this table were granted under the International Money Express, Inc. 2018 Omnibus Equity Compensation Plan.
(2)The Stock Awards columns reflect RSUs and RSAs granted to the applicable named executive officer on the dates shown, which vest generally in four equal installments beginning one year after the date of grant, subject to the named executive officer’s continued employment with the Company. In addition, the Stock Awards column reflects PSUs granted, shown based on target performance for the 2023 grant and the actual attained performance for the 2022 grant, to the applicable named executive officer on the dates shown, which generally vest subject to attainment of performance criteria during the performance period established by the Compensation Committee.
(3)The PSUs granted in 2022 had a performance period of January 1, 2022 through December 31, 2023. In February 2024, the Compensation Committee determined that the performance targets were attained at 125.7% of target, which is the number of shares reflected in the column labeled "equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)." The PSUs then converted to RSUs and remain subject to service vesting through December 31, 2024.
Option Exercises and Stock Vested for 2023 Table
The following table provides additional information about the exercises of options and vesting of stock awards held by the named executive officers during the year ended December 31, 2023.

Name	Option Awards		Stock Awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Robert Lisy Chief Executive Officer and President
	—	$—	221,834	$5,060,719

Andras Bende Chief Financial Officer
	—	—	52,420	$1,187,654

Joseph Aguilar President and General Manager - Latin America
	—	$—	48,338	$1,101,460

Christopher Hunt Chief Operating Officer
	—	—	18,216	$416,842

Randall D. Nilsen Former Chief Revenue Officer and Former EVP Retail Sales - Intermex
	—	$—	48,338	$1,101,460

Ernesto Luciano Former Chief Legal Officer and General Counsel & Corporate Secretary
	—	—	26,335	$597,039

Employment Agreements
Each of the named executive officers is (or was, as applicable) a party to an employment agreement with the Company, summarized below.

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Chief Executive Officer and President (Robert Lisy)

On November 15, 2021, Holdings entered into an amended and restated employment agreement with Mr. Lisy, which was effective as of January 1, 2022, and was later amended on February 28, 2024 with terms effective January 1, 2024 (as amended, the “CEO Employment Agreement”). The CEO Employment Agreement expires on December 31, 2027, subject to automatic one-year extensions unless either the Company or Mr. Lisy provides at least 90 days’ written notice to the other of intent not to renew the term. The CEO Employment Agreement replaced prior employment agreements between Mr. Lisy and the Company.

Per the CEO Employment Agreement, Mr. Lisy’s annualized base salary remains at $1,000,000 through 2024 but shall increase to an annual rate of $1,050,000 on January 1, 2025, $1,102,500 on January 1, 2026, and $1,157,625 on January 1, 2027, as long as Mr. Lisy remains employed with the Company through that time. The CEO Employment Agreement also provides that Mr. Lisy is eligible to earn a performance-based annual cash incentive. The annual cash incentive payable has an annual target of 125% of Mr. Lisy’s base salary, or $1,250,000 in each of 2023 and 2024, and shall be conditioned on the achievement of certain performance goals, including the achievement of budgeted Adjusted EBITDA (as defined in the CEO Employment Agreement), and the achievement of individual performance goals as may be reasonably agreed to by the Board and Mr. Lisy. The CEO Employment Agreement, subject to approval by the Compensation Committee, provides for an award to Mr. Lisy of restricted stock and performance stock units (“PSUs”), in each case granted under the terms of the Company’s 2020 Omnibus Equity Compensation Plan (the “2020 Plan”) and each award having a grant date value of $1,500,000 in 2022, $2,000,000 in 2023 (as determined in the Compensation Committee's discretion), $2,100,000 in 2024, $2,225,000 in 2025, $2,337,500 in 2026, and as determined by the Compensation Committee, but no less than $2,337,500, in 2027, in each case, as computed in accordance with U.S. GAAP. The vesting terms and performance goals will be determined by the Compensation Committee at the time of grant of the PSUs under the 2020 Plan in the first quarter of the applicable year of grant.
The CEO Employment Agreement also provides that Mr. Lisy continues to be eligible to participate in all benefit programs (excluding severance, bonus, incentive or profit-sharing plans) offered on the same basis as generally made available to other employees and vacation and reimbursement benefits customary for a chief executive officer. In addition, Mr. Lisy is also entitled to the following benefits: (a) car allowance; (b) reimbursement for legal and certain other advisory fees incurred in connection with the negotiation of the CEO Employment Agreement; and (c) if obtained by Holdings during the term of Mr. Lisy’s employment, the right to acquire and assume the premium payments under any life insurance policy held by Holdings upon termination of Mr. Lisy’s employment. Pursuant to the CEO Employment Agreement, Mr. Lisy is subject to the following restrictive covenants: (i) non-solicitation of customers and employees of Holdings during employment and for two years thereafter; (ii) non-competition during employment and for two years thereafter; (iii) non-disclosure of confidential information for an unspecified duration; and (iv) mutual and perpetual non-disparagement. The CEO Employment Agreement also provides for severance upon a termination of employment under certain circumstances, as described below under “—Potential Payments upon Termination or Change in Control.”
Chief Financial Officer (Andras Bende)
On December 7, 2020, the Company entered into an employment agreement (the “CFO Employment Agreement”) with Mr. Bende for the position of Chief Financial Officer for an indefinite term beginning on December 7, 2020. The CFO Employment Agreement provides for an annualized base salary of $425,000 per year. Effective January 1, 2022, Mr. Bende’s base salary was increased

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to $450,000 per year, effective January 1, 2023, Mr. Bende’s annualized base salary was increased to $473,000 per year and effective January 1, 2024 Mr. Bende's annualized base salary was increased to $500,000. The CFO Employment Agreement also provides that Mr. Bende is eligible to participate in the annual incentive compensation plan, with a target opportunity of 40% of his base salary based upon the attainment of performance goals, as determined by the Board in its discretion (which bonus opportunity increased to 60% of base salary effective January 1, 2023). Mr. Bende is also eligible to participate in any benefit plans (excluding severance, bonus, incentive or profit-sharing plans, unless approved or determined by the Board in its discretion) offered as in effect from time to time on the same basis as generally made available to other employees. In addition, Mr. Bende is entitled to reimbursement and vacation benefits typical for a senior executive. Pursuant to the CFO Employment Agreement, Mr. Bende is subject to the following restrictive covenants: (i) non-solicitation of customers and employees of the Company during employment and for three years thereafter; (ii) non-competition during employment and for nine months thereafter; (iii) non-disclosure of confidential information for an unspecified duration; and (iv) perpetual non-disparagement. The CFO Employment Agreement also provides for severance upon termination of employment under certain circumstances, as described below under “—Potential Payments upon Termination or Change in Control.”
Chief Operating Officer (Christopher Hunt)
On March 1, 2021, the Company entered into an Employment Agreement with Mr. Hunt for the position of Chief Information Officer, as amended on April 20, 2023 to reflect Mr. Hunt's new role and title as the Company's Chief Operating Officer (as amended, the "Hunt Employment Agreement"). The Hunt Employment Agreement provides for an annualized base salary of $310,000 per year, which was increased to $329,000 per year effective January 1, 2022 and to $350,000 per year effective January 1, 2023. The Hunt Employment Agreement also provides that Mr. Hunt is eligible to participate in the Company’s annual incentive compensation plan and shall have the opportunity to earn a performance based annual cash incentive, with a target opportunity of 40% of his base salary based upon the attainment of performance goals, as determined by the Board in its discretion (which opportunity increased to 50% of base salary, effective January 1, 2023). Mr. Hunt is also eligible to participate in any benefit plans (excluding severance, bonus, incentive or profit-sharing plans, unless approved or determined by the Board in its discretion) offered as in effect from time to time on the same basis as generally made available to other employees. In addition, Mr. Hunt is entitled to reimbursement and vacation benefits typical for a senior executive. Pursuant to the Hunt Employment Agreement, Mr. Hunt is subject to the following restrictive covenants: (i) non-solicitation of customers and employees of the Company during employment and for three years thereafter; (ii) non-competition during employment and for nine months thereafter; (iii) non-disclosure of confidential information for an unspecified duration; and (iv) perpetual non-disparagement. The Hunt Employment Agreement also provides for severance upon termination of employment under certain circumstances, as described below under “—Potential Payments upon Termination or Change in Control.”
President and General Manager, Latin America (Joseph Aguilar)

On September 23, 2019, the Company entered into an employment agreement with Mr. Aguilar for the position of Chief Operating Officer for an indefinite term beginning on September 23, 2019, which was amended effective January 16, 2023 in connection with the change to Mr. Aguilar's role and title to President and General Manager, Latin America (as amended, the “Aguilar Employment Agreement”). The Aguilar Employment Agreement provides for an annualized base salary of $315,000 per year, which was increased to $420,000 per year effective January 1, 2022 and to $440,000 per year effective January 1, 2023. The Aguilar Employment Agreement also provides that Mr. Aguilar is eligible to participate in the Company’s annual incentive compensation plan and shall

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have the opportunity to earn a performance based annual cash incentive of up to $100,000 (which bonus in practice has been changed to 50% of base salary, effective starting January 1, 2021), based upon the attainment of performance goals, as determined by the Board in its discretion. Mr. Aguilar is also eligible to participate in any benefit plans (excluding severance, bonus, incentive or profit-sharing plans, unless approved or determined by the Board in its discretion) offered as in effect from time to time on the same basis as generally made available to other employees. In addition, Mr. Aguilar is entitled to reimbursement and vacation benefits typical for a senior executive. Pursuant to the Aguilar Employment Agreement, Mr. Aguilar is subject to the following restrictive covenants: (i) non-solicitation of customers and employees of the Company during employment and for three years thereafter; (ii) non-competition during employment and for nine months thereafter; (iii) non-disclosure of confidential information for an unspecified duration; and (iv) perpetual non-disparagement. The Aguilar Employment Agreement also provides for severance upon termination of employment under certain circumstances, as described below under “—Potential Payments upon Termination or Change in Control.”
Former Chief Revenue Officer and Executive Vice President of Intermex Retail Sales (Randall D. Nilsen)

Prior to the resignation of Mr. Nilsen from all positions with the Company, Holdings was a party to an employment agreement with Mr. Nilsen, dated February 1, 2017, which agreement had been amended and restated by that certain Amended Employment Agreement, effective September 30, 2023 (the "Nilsen Employment Agreement"), to reflect changes to Mr. Nilsen's role and title from Chief Revenue Officer to Executive Vice President of Intermex Retail Sales such that he was no longer deemed to be an executive officer of the Company, as well as to reflect other changes to Mr. Nilsen's compensation in connection therewith. The Nilsen Employment Agreement provided for an annualized base salary, effective September 30, 2023, of $300,000 (reduced from the $440,000 annualized base salary previously in effect). The Nilsen Employment Agreement also provided that Mr. Nilsen was eligible to participate in the Company's annual incentive compensation plan and had the opportunity to earn a performance based annual cash incentive, with a target of 50% of base salary, based upon the attainment of performance goals, as determined by the Board in its discretion. Mr. Nilsen was also eligible to participate in any benefit plans (excluding severance, bonus, incentive or profit-sharing plans, unless approved or determined by the Board in its discretion) offered as in effect from time to time on the same basis as generally made available to other employees, and Mr. Nilsen agreed to the forfeiture of his PSUs granted in 2022 and 2023. In addition, Mr. Nilsen was entitled to reimbursement and vacation benefits customary for his role. Pursuant to the Nilsen Employment Agreement, Mr. Nilsen is subject to the following restrictive covenants: (i) non-solicitation of customers and employees of Holdings during employment and for three years thereafter; (ii) non-competition during employment and for nine months thereafter; (iii) non-disclosure of confidential information for an unspecified period; and (iv) perpetual non-disparagement. The Nilsen Employment Agreement also provided for severance upon a termination of employment under certain circumstances, as described below under “—Potential Payments upon Termination or Change in Control.”
Former Chief Legal Officer and General Counsel & Corporate Secretary (Ernesto Luciano)
Prior to his resignation, the Company was a party to an employment agreement with Mr. Luciano for the position of General Counsel and Chief Compliance Officer, dated November 30, 2020, which agreement had been amended and restated effective October 28, 2022 (the “GC Employment Agreement”) to change Mr. Luciano’s title to General Counsel and Chief Legal Officer and to reflect changes in salary and bonus opportunity as well as severance opportunity. The GC Employment Agreement provided for an annualized base salary of $275,000 in 2021, which was increased to $286,000 in 2022 and $297,400 in 2023. The GC Employment Agreement also provided that Mr.

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Luciano was eligible to participate in the Company's annual incentive compensation plan and had the opportunity to earn a performance based annual cash incentive, with a target of 50% in 2023 and 45% in 2022 (increased from 40% effective as of the third quarter of 2022) of base salary, based upon the attainment of performance goals, as determined by the Board in its sole discretion. Mr. Luciano was also eligible to participate in any benefit plans (excluding severance, bonus, incentive or profit-sharing plans, unless approved or determined by the Board in its discretion) offered as in effect from time to time on the same basis as generally made available to other employees. In addition, Mr. Luciano was entitled to reimbursement and vacation benefits customary for a senior executive. The GC Employment Agreement provided for awards to be granted to Mr. Luciano, subject to the terms of the 2020 Plan, in 2021 and 2022, which were subsequently approved by the Compensation Committee. The vesting terms and performance goals of the awards were determined by the Compensation Committee at the time of grant and were generally consistent with awards granted to the Company’s other employees. Pursuant to the GC Employment Agreement, Mr. Luciano is subject to the following restrictive covenants: (i) non-solicitation of customers and employees of Holdings during employment and for two years thereafter; (ii) non-competition during employment and for nine months thereafter; (iii) non-disclosure of confidential information for an unspecified period; and (iv) perpetual non-disparagement. The GC Employment Agreement also provided for severance upon a termination of employment under certain circumstances, as described below under “—Potential Payments upon Termination or Change in Control.”
Potential Payments upon Termination or Change in Control
Severance under Employment Agreements
Pursuant to the terms of the employment agreements with Messrs. Lisy, Bende, Hunt, Aguilar, Nilsen and Luciano, the named executive officers are (or were, as applicable) entitled to receive certain payments in connection with certain termination events.
Chief Executive Officer and President (Robert Lisy)
In the event that (i) Mr. Lisy is terminated other than for Cause, Disability (as such terms are defined in the CEO Employment Agreement) or death, (ii) if Mr. Lisy resigns for Good Reason (as defined in the CEO Employment Agreement) or (iii) Mr. Lisy’s employment is terminated pursuant to the Company providing notice of non-renewal of the term of the CEO Employment Agreement, Mr. Lisy is entitled to an amount equal to two times the sum of Mr. Lisy’s base salary and Mr. Lisy’s target bonus payable in equal installments over the two year period following termination and any other Accrued Rights (as defined in the CEO Employment Agreement). In the event Mr. Lisy’s employment is terminated: for Cause (as defined in the CEO Employment Agreement), due to Mr. Lisy's resignation without Good Reason or not due to his retirement, or due to Mr. Lisy's Disability or death, Mr. Lisy would be entitled to receive any base salary through the date of termination that remains unpaid as of the date of termination, any accrued and unpaid bonus for any previously completed year that Mr. Lisy is entitled to receive as of the date of termination, and any other Accrued Rights (as defined in the CEO Employment Agreement).
If Mr. Lisy retires (resignation after attainment of age 66 and providing six months’ notice), then outstanding awards granted under the Holdings long term incentive program will continue to vest in accordance with their original vesting schedule, subject to attainment of any applicable performance goals.

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Pursuant to the CEO Employment Agreement, in the event that any of the payments or benefits provided by Holdings to Mr. Lisy (whether pursuant to the terms of the CEO Employment Agreement or any equity compensation or other agreement with Holdings) would constitute “parachute payments” (“Parachute Payments”) within the meaning of Section 280G of the Code, and would be subject to the excise tax imposed under Section 4999 of the Code or any interest or penalties with respect to such excise tax (collectively, the “Excise Tax”), then such Parachute Payments to be made to Mr. Lisy shall be payable either (1) in full or (2) as to such lesser amount which would result in no portion of such Parachute Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in Mr. Lisy’s receipt on an after-tax basis, of the greatest amount of economic benefits under the CEO Employment Agreement, notwithstanding that all or some portion of such benefits may be subject to the Excise Tax. If a reduction in the Parachute Payment is necessary, then the reduction shall occur in accordance with the terms of the CEO Employment Agreement.
Other Named Executive Officers
In the event that Mr. Bende is terminated other than for Cause, Disability (as such terms are defined in the CFO Employment Agreement) or death or if Mr. Bende resigns for Good Reason (as defined in the CFO Employment Agreement), he is entitled to base salary continuation for nine months, a payment equal to a pro-rata portion of his target bonus for the year in which termination occurs (less any bonus amounts already paid for such year) and any other Accrued Rights (as defined in the CFO Employment Agreement). In the event Mr. Bende’s employment is terminated for Cause (as defined in the CFO Employment Agreement), due to Mr. Bende's resignation without Good Reason, or due to Mr. Bende's Disability or death, Mr. Bende would be entitled to any base salary through the date of termination that remains unpaid as of the date of termination, any accrued and unpaid bonus for any previously completed bonus period that Mr. Bende is entitled to receive as of the date of termination, and any other Accrued Rights (as defined in the CFO Employment Agreement).

In the event that Mr. Aguilar is terminated other than for Cause, Disability (as such terms are defined in the Aguilar Employment Agreement) or death or if Mr. Aguilar resigns for Good Reason (as defined in the Aguilar Employment Agreement), he is entitled to base salary continuation for nine months, a pro-rata portion of his target bonus for the year in which termination occurs (less any bonus amounts already paid for such year) and any other Accrued Rights (as defined in the Aguilar Employment Agreement). In the event Mr. Aguilar’s employment is terminated for Cause (as defined in the Aguilar Employment Agreement), due to Mr. Aguilar’s resignation without Good Reason, or due to Mr. Aguilar’s Disability or death, Mr. Aguilar would be entitled to any base salary through the date of termination that remains unpaid as of the date of termination, any accrued and unpaid bonus for any previously completed bonus period that Mr. Aguilar is entitled to receive as of the date of termination, and any other Accrued Rights (as defined in the Aguilar Employment Agreement).

In the event that Mr. Hunt is terminated other than for Cause, Disability (as such terms are defined in the Hunt Employment Agreement) or death or if Mr. Hunt resigns for Good Reason (as defined in the Hunt Employment Agreement), he is entitled to base salary continuation for nine months, a pro-rata portion of his target bonus for the year in which termination occurs (less any bonus amounts already paid for such year) and any other Accrued Rights (as defined in the Hunt Employment Agreement). In the event Mr. Hunt’s employment is terminated for Cause (as defined in the Hunt Employment Agreement), due to Mr. Hunt’s resignation without Good Reason, or due to Mr. Hunt’s Disability or death, Mr. Hunt would be entitled to receive any base salary through the date of

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termination that remains unpaid as of the date of termination, any accrued and unpaid bonus for any previously completed bonus period that Mr. Hunt is entitled to receive as of the date of termination, and any other Accrued Rights (as defined in the Hunt Employment Agreement).

Prior to the resignation of Mr. Nilsen from all positions with the Company, in the event that Mr. Nilsen was terminated other than for Cause, Disability (as such terms are defined in the Nilsen Employment Agreement) or death or his resignation for any reason, then Mr. Nilsen was entitled to base salary continuation for six months, a pro-rata portion of his target bonus for the year in which termination occurs (less any bonus amounts already paid for such year) and any other Accrued Rights (as defined in the Nilsen Employment Agreement). In the event Mr. Nilsen’s employment was terminated for Cause (as defined in the Nilsen Employment Agreement) or he resigned, including due to Mr. Nilsen's Disability or death, Mr. Nilsen would have been entitled to receive any base salary through the date of termination that remained unpaid as of the date of termination, any accrued and unpaid bonus for any previously completed bonus period that Mr. Nilsen was entitled to receive as of the date of termination, and any other Accrued Rights (as defined in the Nilsen Employment Agreement)
Prior to Mr. Luciano's resignation, in the event that Mr. Luciano was terminated other than for Cause, Disability (as such terms are defined in the GC Employment Agreement) or death or if Mr. Luciano resigned for Good Reason (as defined in the GC Employment Agreement), he was entitled to base salary continuation for nine months, a pro-rata portion of his target bonus for the year in which termination occurs (less any bonus amounts already paid for such year) and any other Accrued Rights (as defined in the GC Employment Agreement). In the event Mr. Luciano’s employment was terminated for Cause, due to Mr. Luciano’s resignation without Good Reason, or due to Mr. Luciano’s Disability or death, Mr. Luciano would have been entitled to receive any base salary through the date of termination that remained unpaid as of the date of termination, any accrued and unpaid bonus for any previously completed bonus period that Mr. Luciano was entitled to receive as of the date of termination, and any other Accrued Rights (as defined in the GC Employment Agreement).
In addition to the rights described above upon certain terminations, termination of a named executive officer’s employment due to death or disability will result in accelerated vesting of outstanding awards under the International Money Express, Inc. 2018 Omnibus Equity Compensation Plan (the “2018 Plan”) and the 2020 Plan, although the number of any outstanding PSUs that vest depends on when the termination occurs during the applicable vesting period (either 100% of target or based on attainment of performance goals).
In the event of a change in control (as defined in the 2018 Plan) of Holdings, the named executive officer would be entitled to a full vesting of all options outstanding under the 2018 Plan. Awards granted under the standard form of RSU and PSU award agreements under the 2020 Plan provide that upon a change in control (as defined in the 2020 Plan) of Holdings or the Company, as applicable, all awards will vest for an named executive officer if (a) the award is not assumed in the change in control or (b) the award is assumed in the change in control but within two years following the change in control the named executive officer’s employment is terminated without Cause (as defined in the 2020 Plan form of award agreement).
For awards of PSUs under the 2020 Plan standard form, if a change in control (as defined in the 2020 Plan) of Holdings or the Company, as applicable, occurs, the PSUs will generally convert into RSUs if the award is assumed in the change in control and the RSUs will continue to vest either based on target or based on attainment of performance goals through the change in control, but the other vesting rules applicable to RSU awards under the 2020 Plan will then apply (either full acceleration of vesting if no assumption of the RSU in the change in control or full acceleration of

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vesting following a termination without Cause within 2 years following the change in control). In addition, in the event of a termination without Cause (as defined in the 2020 Plan form PSU agreement) after the first year of the performance period, a pro rata portion of the PSUs may vest depending upon attainment of performance goals identified in the PSU agreement. Except for the terms of the awards for Mr. Lisy as described above (which contain vesting rights in the event of retirement and timing of settlement), awards of RSUs and PSUs granted to named executive officers each contain the terms set forth in the standard form of RSU and PSU agreement, as applicable.
The following table identifies potential payments that would be made to our named executive officers upon a termination of employment, including in the event of a termination following a Change in Control, assuming a termination on December 31, 2023. All severance is subject to the applicable named executive officer signing a release in favor of the Company. See Outstanding Equity Awards At End of Fiscal Year 2023 Table above for a list of Mr. Lisy’s unvested equity awards at the end of 2023.

Named Executive Officer	Severance Term	Cash Severance ($)	Total value of Outstanding Stock Awards that will vest ($) (1)	Total value of Benefits ($)
Robert Lisy
Upon Termination without Cause or with Resignation for Good Reason (2)	2 years	$4,500,000	$5,191,842	$9,691,842
Upon Death (3)	—	$—	$11,798,999	$11,798,999
Upon Disability (3)	—	$—	$11,798,999	$11,798,999
Resignation Other than Retirement or Good Reason	—	$—	$—	$—
Upon retirement (4)	—	$—	$11,798,999	$11,798,999
Upon Termination without Cause or with Resignation for Retirement Prior to Second Anniversary of a Change-in-Control (Equity awards assumed by Buyer) (5)	2 years	$4,500,000	$11,798,999	$16,298,999
Upon Change-in-Control (Equity awards not assumed by Buyer) (6)	—	$—	$11,798,999	$11,798,999

Andras Bende
Upon Termination without Cause or with Resignation for Good Reason (2)	9 months	$590,625	$1,230,855	$1,821,480
Upon Death or Disability (3)	—	$—	$2,524,098	$2,524,098
Upon Resignation Other than Retirement or Good Reason	—	$—	$—	$—
Upon Termination without Cause Prior to Second Anniversary of a Change-in-Control (Equity awards assumed by Buyer) (5)	9 months	$590,625	$2,524,098	$3,114,723
Upon Change-in-Control (Equity awards not assumed by Buyer) (6)	—	$—	$2,524,098	$2,524,098

Joseph Aguilar
Upon Termination without Cause or with Resignation for Good Reason (2)	9 months	$550,000	$1,116,340	$1,666,340
Upon Death or Disability (3)	—	—	$2,414,281	$2,414,281

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Upon Resignation Other than for Good Reason	—	$—	$—	$—
Upon Termination without Cause Prior to Second Anniversary of a Change-in-Control (Equity awards assumed by Buyer) (5)	9 months	$550,000	$2,715,531	$3,265,531
Upon Change-in-Control (Equity awards not assumed by Buyer) (6)	—	$—	$2,715,531	$2,715,531

Christopher Hunt
Upon Termination without Cause or with Resignation for Good Reason (2)	9 months	$437,500	$441,270	$878,770
Upon Death or Disability (3)	—	—	$1,146,979	$1,146,979
Upon Resignation Other than for Good Reason	—	$—	$—	$—
Upon Termination without Cause Prior to Second Anniversary of a Change-in-Control (Equity awards assumed by Buyer) (5)	9 months	$437,500	$1,146,979	$1,584,479
Upon Change-in-Control (Equity awards not assumed by Buyer) (6)	—	$—	$1,146,979	$1,146,979

Randall D. Nilsen
Upon Termination without Cause or with Resignation for Good Reason (2)	6 months	$300,000	$857,445	$1,157,445
Upon Death or Disability (3)	—	$—	$1,425,998	$1,425,998
Upon Resignation Other than for Good Reason	—	$—	$—	$—
Upon Termination without Cause Prior to Second Anniversary of a Change-in-Control (Equity awards assumed by Buyer) (5)	6 months	$300,000	$1,425,998	$1,725,998
Upon Change-in-Control (Equity awards not assumed by Buyer) (6)	—	$—	$1,425,998	$1,425,998

Ernesto Luciano
Upon Termination without Cause or with Resignation for Good Reason (2)	9 months	$371,750	$615,427	$987,177
Upon Death or Disability (3)	—	$—	$1,267,060	$1,267,060
Upon Resignation Other than for Good Reason	—	$—	$—	$—
Upon Termination without Cause Prior to Second Anniversary of a Change-in-Control (Equity awards assumed by Buyer) (5)	9 months	$371,750	$1,267,060	$1,638,810
Upon Change-in-Control (Equity awards not assumed by Buyer) (6)	—	$—	$1,267,060	$1,267,060
(1) The values in this column represent (x) the fair market value using the closing price of our stock on December 29, 2023 (the last NASDAQ trading day in 2023), of $22.09 (the “Year End Price”) of all unvested PSUs, RSUs and RSAs, plus, in the case of options, (z) the spread between the Year End Price and the exercise price for all outstanding options, in each case, to the extent they would have vested on December 31, 2023 upon the termination or change of control event.

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NAMED EXECUTIVE OFFICER COMPENSATION
(2) In a termination without cause or for good reason, the named executive officer will receive any cash compensation to which he would be entitled as of his termination date. As provided in Mr. Lisy's employment agreement, upon termination without cause or for good reason, the Company shall pay Mr. Lisy an amount equal to two times the sum of his base salary plus target bonus payable in equal installments during the two year period following such termination of employment. As provided in the other named executive officer's employment agreements, with the exception of Mr. Nilsen, upon termination without cause or good reason, the Company shall continue to pay named executive officer’s base salary through the period of time ending nine (9) months (6 months for Mr. Nilsen) after the date of named executive officer’s termination of employment, payable in installments at the same times at which and in the same manner in which such base salary would have been payable to the named executive officer had a termination of employment not occurred. The named executive officers other than Mr. Lisy will also be entitled to a pro rata target bonus for the year of termination (reduced by amounts previously paid) payable over nine (9) months (six (6) months for Messrs. Nilsen and Luciano) following termination. There is no accelerated vesting of any equity upon a termination of employment by any executive for good reason. For purposes of determining the number of shares that would be distributable upon vesting, the actual performance for the 2023 year was taken into account for the PSUs granted in 2022 since the full year, and thus the full performance period, had been completed, but for PSU awards granted in 2023, the full award was treated as forfeited. The amounts payable over time have not been reduced to present value.

(3) In a termination upon death or disability, the named executive officer or named executive officer's estate, as the case may be, will receive any cash compensation to which he would be entitled at termination date. In addition, termination of an named executive officer’s employment due to death or disability will result in accelerated vesting of outstanding awards under the 2020 Plan (the number of any outstanding PSUs that vest is based on 100% of the target award, unless the death or disability is after the applicable performance period has ended in which case the payment is based on the certified performance – and the calculations assume the actual performance would be used for the PSUs granted in 2022 and 2021). The amounts payable over time have not been reduced to present value.

(4) Retirement means a resignation by Mr. Lisy (other than for Good Reason) after his sixty-sixth birthday and that is effective after providing six months’ notice of such resignation to the Company. If Mr. Lisy resigns for retirement, outstanding awards granted under the Holdings long-term incentive program will continue to vest in accordance with their original vesting schedule, subject to attainment of any applicable performance goals. The calculations assume achievement of 100% of target for the PSUs granted in 2023 and actual performance for PSUs granted in 2021 and 2022. The amounts payable over time have not been reduced to present value.

(5) Calculations assume a Change in Control on December 31, 2023 and a termination without Cause on the same date with the equity awards assumed by the buyer. The calculations assume achievement of 100% of target for the PSUs granted in 2023 and actual performance for PSUs granted in 2021 and 2022. The amounts payable over time have not been reduced to present value.

(6) Calculations assume a Change in Control on December 31, 2023, no termination of employment, and the buyer does not assume any equity awards. The calculations assume achievement of 100% of target for the PSUs granted in 2023 and actual performance for PSUs granted in 2021 and 2022. For RSUs, the calculation assumes that all RSUs will become fully vested upon the Change in Control. The amounts payable over time have not been reduced to present value.

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PROXY STATEMENT
PAY VERSUS PERFORMANCE
2023 PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO Robert Lisy[1] ($)	Compensation Actually Paid to PEO Robert Lisy[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers[1] ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers[1,2,3] ($)	Value of initial fixed $100 investment based on4:		Net income (in millions)	Adjusted EBITDA ($)[5] (in millions)
					Total Shareholder Return ("TSR") ($)	Peer Group Total Shareholder Return ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$6,127,308	$4,372,216	$1,217,425	$877,054	$183	$66	$59.5	$120.0
2022	$5,842,214	$9,064,926	$1,229,430	$1,879,209	$202	$60	$57.3	$105.2
2021	$5,004,460	$5,776,170	$1,241,362	$1,382,164	$133	$76	$46.8	$86.7
2020	$1,305,197	$2,966,300	$718,034	$942,237	$129	$89	$33.8	$68.4

1. Robert Lisy was our PEO in 2020, 2021, 2022, and 2023. The individuals constituting the Non-PEO named executive officers for each year presented are listed below:

2020	2021	2022	2023
Tony Lauro II	Andras Bende	Andras Bende	Andras Bende
Joseph Aguilar	Joseph Aguilar	Joseph Aguilar	Joseph Aguilar
Randall D. Nilsen	Randall D. Nilsen	Randall D. Nilsen	Christopher Hunt
		Ernesto Luciano	Randall D. Nilsen
Ernesto Luciano

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s named executive officers. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO named executive officers as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

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PROXY STATEMENT
PAY VERSUS PERFORMANCE

Year	Summary Compensation Table Total for Robert Lisy ($)	Exclusion of Stock Awards for Robert Lisy ($)	Inclusion of Equity Values for Robert Lisy ($)	Compensation Actually Paid to Robert Lisy ($)
2023	$6,127,308	$4,000,000	$2,244,908	$4,372,216
2022	$5,842,214	$3,000,000	$6,222,712	$9,064,926
2021	$5,004,460	$2,500,013	$3,271,723	$5,776,170
2020	$1,305,197	$—	$1,661,103	$2,966,300

Year	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Exclusion of Stock Awards for Non-PEO Named Executive Officers ($)	Average Inclusion of Equity Values for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)
2023	$1,217,425	$620,000	$279,629	$877,054
2022	$1,229,430	$525,000	$1,174,779	$1,879,209
2021	$1,241,362	$541,445	$682,247	$1,382,164
2020	$718,034	$237,868	$462,072	$942,237
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Robert Lisy ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Robert Lisy ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Robert Lisy ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Robert Lisy ($)	Total - Inclusion of Equity Values for Robert Lisy ($)
2023	$2,613,002	$(22,719)	$(345,376)	$—	$2,244,908
2022	$3,980,352	$2,040,199	$202,162	$—	$6,222,712
2021	$4,223,734	$(633,177)	$(318,834)	$—	$3,271,723
2020	$—	$1,196,089	$465,014	$—	$1,661,103

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO Named Executive Officers ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO Named Executive Officers ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO Named Executive Officers ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO Named Executive Officers ($)	Total - Average Inclusion of Equity Values for Non-PEO Named Executive Officers ($)
2023	$47,325	$(4,751)	$(62,945)	$—	$279,629
2022	$696,562	$445,526	$32,692	$—	$1,174,779
2021	$933,383	$(189,066)	$(62,070)	$—	$682,247
2020	$280,546	$216,787	$110,896	$(146,157)	$462,072

4. The Peer Group Total Shareholder Return ("TSR") set forth in this table utilizes a group comprising publicly-traded companies in the money remittance and payment industries: MoneyGram, Euronet, Remitly and Western Union. This peer group is also utilized in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period

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PROXY STATEMENT
PAY VERSUS PERFORMANCE
starting December 31, 2019, through the end of the listed year in the Company and in the Peer Group, respectively. For the Peer Group, TSR for MoneyGram was calculated through June 1, 2023, the day it became a private company. Historical stock performance is not necessarily indicative of future stock performance.

5. Adjusted EBITDA is as defined and reconciled to the most directly comparable GAAP Measure in the "Non-GAAP Financial Measures" section of Item 7 in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 28, 2024. We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023 because this is the primary metric in our annual incentive program, a key input of adjusted EPS performance which is used in the PSU program and is the metric most strongly correlated to stock price performance. We may determine a different financial performance measure to be the most important financial performance measure in future years.
2023 Performance Measures
The following is a list of the most important performance measures used by the Company to link compensation actually paid to the named executive officers for 2023, to the Company’s performance:
•Adjusted EBITDA; and
•Adjusted Earnings Per Share - Basic

Description of Relationship Between PEO and Non-PEO Named Executive Officer Compensation Actually Paid and TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other named executive officers, and the Company’s cumulative TSR over the four most recently completed fiscal years. The chart also provides a comparison of the Company’s TSR and Peer Group TSR.
Description of Relationship Between PEO and Non-PEO Named Executive Officer Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to the Non-PEO, and our Net Income during the four most recently completed fiscal years.

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PROXY STATEMENT
PAY VERSUS PERFORMANCE

Description of Relationship Between PEO and Non-PEO Named Executive Officer Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to the Non-PEOs, and Adjusted EBITDA over the four most recently completed fiscal years.

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PROXY STATEMENT
CEO PAY RATIO
CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees to that of Robert Lisy, our Chief Executive Officer, President and Chairman of the Board of Directors.

The 2023 annual total compensation of the median employee identified by the Company (as described below) was $18,970, and the 2023 annual total compensation of our CEO as described on page 42 in the Summary Compensation Table ("SCT") was $6,127,308. Based on this information, for 2023, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was 323 to 1.

To identify the median employee, we began with our employee population (comprising both full-time and part-time employees) as of December 31, 2023, which consisted of 1,386 individuals (excluding our CEO), with 38% of employees located in the United States and 62% located outside of the United States (for further information on our employee population, refer to Item 1, Business, in our Annual Report on Form 10-K for the year ended December 31, 2023). In addition, to identify the median employee, we have excluded approximately 235 individuals that became employees as a result of the acquisition of LAN Holdings Corp. during April of 2023.

We then identified the median employee using total cash compensation for this population for the 12-month period ending December 31, 2023, comprising of (1) base pay; (2) bonuses; (3) commissions; and (4) any other cash payments, as applicable, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for U.S. employees, as well as our payroll records for all non-U.S. employees. We did not annualize compensation for any employee, including employees that were not employed by us for all of 2023.

After identifying the median employee as a full-time, salaried employee located in Mexico, we calculated this employee's 2023 annual total compensation based on the SCT rules used for our NEOs.

Due to the use by other companies of estimates, assumptions, adjustments, and statistical sampling permitted by SEC rules, pay ratio disclosures generally may involve a degree of imprecision. Accordingly, our pay ratio is merely a reasonable estimate calculated in a manner consistent with SEC rules and may not be comparable to the pay ratio disclosures of other companies.

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DIRECTOR COMPENSATION
DIRECTOR COMPENSATION
Overview
The directors for fiscal year 2023 included Robert Lisy, Justin Wender, Adam Godfrey, John Rincon, Debra Bradford, Bernardo Fernández, Karen Higgins-Carter, Michael Purcell and Laura Maydón. Only the independent non-employee directors of the Company, Debra Bradford, Bernardo Fernández, Karen Higgins-Carter, Laura Maydón, Michael Purcell and John Rincon, received compensation for their service as directors for the fiscal year ended December 31, 2023.

The Company’s director compensation program is reviewed periodically by the Compensation Committee in consultation with the Compensation Consultant to ensure competitiveness and maintain the program into closer alignment with the market median for comparable companies. For 2023, the compensation of the independent non-employee directors was as shown in the table below:

	Effective for the fiscal year ended December 31, 2023
	Annual Cash Retainer ($)	Equity(1) ($)		Total ($)
All Independent Non-Employee Directors	$60,000	$145,000	(2)	$205,000
Lead Independent Director	$50,000	$50,000	(3)	$100,000
Chair of the Audit Committee	$12,500	$12,500	(3)	$25,000
Chair of the Compensation Committee	$10,000	$10,000	(3)	$20,000
Chair of the Nominating and Corporate Governance Committee	$8,000	$8,000	(3)	$16,000
Non-Chair Members of Audit Committee	$12,500	$—		$12,500
Non-Chair Members of Compensation Committee	$10,000	$—		$10,000
Non-Chair Members of Nominating and Corporate Governance Committee	$8,000	$—		$8,000
(1)Equity-based awards are granted pursuant to the Company’s 2020 Omnibus Equity Compensation Plan, as amended from time to time.
(2)Payable on an annual basis in an equity-based award that vests on the one-year anniversary of the grant date or, if earlier, the day immediately prior to the annual meeting of stockholders of the Company following the grant date.
(3)Payable on a quarterly basis in an award of fully vested shares at the end of each quarter.
Also, all members of our Board of Directors are reimbursed for their usual and customary expenses incurred in connection with attending all Board and other committee meetings.

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PROXY STATEMENT
DIRECTOR COMPENSATION
Director Compensation Table for Fiscal Year 2023
The following table sets forth information for the year ended December 31, 2023 regarding the actual compensation awarded to, earned by or paid to our independent non-employee directors:

Director(1)	Fees earned or paid in cash ($)	Stock awards ($)(2)(3)	Total ($)
Debra Bradford	$78,000	$150,000	$228,000
Bernardo Fernández	$80,500	$145,000	$225,500
Karen Higgins-Carter (4)	$3,354	$—	$3,354
Laura Maydón	$78,000	$153,000	$231,000
Michael Purcell	$140,500	$212,500	$353,000
John Rincon	$82,500	$145,000	$227,500
(1)Does not include any directors who also serve as officers of the Company, as these directors do not receive compensation for their service on the Board of Directors.
(2)Amounts shown in this column represent the grant date fair value of (a) restricted stock units granted to and (b) fully vested shares issued to each of the Company’s independent directors during fiscal year 2023 as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(3)As of December 31, 2023, each of the independent directors, with the exception of Ms. Higgins-Carter, held 5,919 unvested restricted stock units, which vest on June 30, 2024, and Ms. Higgins-Carter held 3,728 unvested restricted stock units, which vest on June 30, 2024.

(4)Ms. Karen Higgins-Carter was appointed to the Board of Directors effective December 15, 2023. Ms. Higgins-Carter received a pro rated award of restricted stock units in December 2023 in connection with her appointment to the Board.

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PROXY STATEMENT
PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee has selected BDO USA, P.C. as Intermex’s independent registered public accounting firm to audit the consolidated financial statements of Intermex for the fiscal year ending December 31, 2024. BDO USA, P.C. has audited Intermex’s financial statements since fiscal year 2017. A representative of BDO USA, P.C. is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
Stockholder ratification of the selection of BDO USA, P.C. is not required by our bylaws or other applicable legal requirements. However, the Board of Directors is submitting the selection of BDO USA, P.C. to Intermex’s stockholders for ratification as a matter of good corporate practice. In the event that this selection of an independent registered public accounting firm is not ratified by the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Intermex and its stockholders.
Principal Accounting Fees and Services
The following tables present fees for professional audit services rendered by BDO USA, P.C. for the audit of the Company’s annual financial statements for the years ended December 31, 2023 and 2022, and fees billed for the other services rendered during those periods.

	2023	2022
Audit fees (1)	$1,099,040	$1,085,825
Audit-related fees (2)	$18,000	$17,000
Total fees (3)	$1,117,040	$1,102,825
(1)Audit Fees
Audit fees include the aggregate fees for the audit of our annual consolidated financial statements included in our Forms 10-K and the reviews of each of the quarterly consolidated financial statements included in our Forms 10-Q, as well as work generally only the independent registered certified public accountants can reasonably be expected to provide, such as statutory and other audit work performed with respect to certain of our subsidiaries. Such audit fees also include professional services for comfort letters, consents and reviews of documents filed with the SEC.
(2)Audit-Related Fees
Audit-related fees primarily include fees, not included in “Audit Fees” above, for assurance and related services traditionally performed by the independent auditor. These services would include, among others, due diligence related to transactions or events, including acquisitions, and attest services related to financial reporting that are not required by statute or regulation.

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PROXY STATEMENT
PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(3)Total Fees
No tax fees (such as fees regarding assistance with tax compliance services, preparation of tax returns, tax planning, and providing tax guidance) or other fees (such as any other fees billed for products and services other than the services described under audit fees, audit-related fees and tax fees) were provided in the relevant periods.
Pre-Approval Policies and Procedures
All of the fees described above were approved by the Audit Committee. The Audit Committee is responsible for overseeing the audit fee negotiations associated with the retention of BDO USA, P.C. to perform the audit of our annual consolidated financial statements. The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent auditors. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration under the policy. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to each of its members. Any member who exercises this authority must report any pre-approval decisions to the Audit Committee at its next meeting.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS INTERMEX’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

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PROXY STATEMENT
PROPOSAL THREE - APPROVAL OF A NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL THREE - APPROVAL OF A NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
General
As required by Section 14A of the Exchange Act, we are seeking advisory stockholder approval of the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Compensation Discussion and Analysis” including the tables that follow. We are asking stockholders to vote on the following advisory resolution:
“RESOLVED, that the holders of the Company’s common stock advise that they approve the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the related footnotes, and the narrative information accompanying the tables).”
Although your vote is advisory and therefore non-binding, the Board will consider the outcome of the vote when considering future executive compensation decisions for named executive officers. We urge stockholders to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement, which details our compensation actions for the year ended December 31, 2023. We believe that our compensation programs and policies and the compensation decisions for 2023 as described in the CD&A appropriately reward our named executive officers for their and the Company’s performance and we believe that these programs and policies will assist us in retaining our senior leadership team.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC (WHICH DISCLOSURE INCLUDES THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND THE RELATED FOOTNOTES, AND THE NARRATIVE INFORMATION ACCOMPANYING THE TABLES).

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PROXY STATEMENT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review of Related Party Transactions
In accordance with the charter for the Audit Committee of the Board of Directors, our Audit Committee reviews and approves in advance any proposed related person transactions. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.
Our Board has also adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. In accordance with our Related Person Transactions Policy and Procedures, either the Audit Committee or the affirmative vote of a majority of directors who do not have a direct or indirect material interest in such related party transaction must review and approve all transactions in which (i) the Company or one of its subsidiaries is a participant, (ii) the amount involved exceeds $120,000 and (iii) a related person has a direct or indirect material interest, other than transactions available to all employees of the Company generally.
In assessing a related party transaction brought before it for approval, the Audit Committee considers, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may then approve or disapprove the transaction in its discretion.
Certain Related Party Transactions
Since the beginning of the fiscal year ended December 31, 2023, there has not been, nor is there, any currently proposed transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest, other than as set forth in the sections captioned “Executive Compensation”, “Director Compensation Table” and “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement, or as disclosed below. In addition, please see the section captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for descriptions of risks that may arise as a result of these and other such relationships and related party transactions.
Share Repurchase Transactions
On March 11, 2024, the Company entered into a share repurchase agreement with Robert W. Lisy, the Company’s Chief Executive Officer, President and Chairman of the Board, for the purchase of 175,000 shares of the Company’s common stock in a privately-negotiated transaction. The price per share for such share repurchase was equal to $19.11, which represented a discount of 5.0% from the last reported sale price as reported on the Nasdaq Stock Market ("Nasdaq") of the Company’s common stock on March 11, 2024, for a total purchase price of approximately $3.3 million.
On December 12, 2023, the Company entered into a share repurchase agreement with SPC Intermex, LP, a Delaware limited partnership ("SPC"), for the purchase of 670,403 shares of the Company’s common stock in a privately-negotiated transaction. The price per share for such share repurchase was equal to $19.78, which represented a discount of 4.8% from the last reported sale price as reported on Nasdaq of the Company’s common stock on December 12, 2023, for a total

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
purchase price of approximately $13.3 million. On May 5, 2023, the Company entered into a share repurchase agreement with SPC for the purchase of 500,000 shares of the Company’s common stock in a privately-negotiated transaction. The price per share for such share repurchase was equal to $25.28, which represented a discount of 4% from the last reported sale price as reported on Nasdaq of the Company’s common stock on May 5, 2023, for a total purchase price of approximately $12.6 million. The general partner of SPC is SPC Intermex GP, LLC (the “SPC GP”) and the sole manager of SPC GP is Stella Point Capital, LLC (“Stella Point”). Two of the Company's directors, Adam Godfrey and Justin Wender, are Managing Partners of Stella Point, and as a result of their position, they may be deemed to be the beneficial owner of the shares of common stock owned by SPC.
On December 4, 2023, the Company entered into a share repurchase agreement with Latin-American Investment Holdings, Inc., a Florida corporation ("LAIH"), for the purchase of 100,000 shares of the Company’s common stock in a privately-negotiated transaction. The price per share for such share repurchase was equal to $20.57, which represented a discount of 2% from the last reported sale price as reported on Nasdaq of the Company’s common stock on December 1, 2023, the last trading day prior to closing of the Rincon Share Repurchase, for a total purchase price of approximately $2 million. One of the Company's directors, John Rincon, is the sole owner and director of LAIH, and as a result, he is deemed to be the beneficial owner of the shares of common stock owned by LAIH.

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PROXY STATEMENT
OWNERSHIP OF SECURITIES
OWNERSHIP OF SECURITIES
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of our outstanding shares of common stock as of April 22, 2024 by: (a) each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own 5% or more of our shares of common stock, (b) each of our directors and each of our named executive officers, and (c) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all of the common stock owned by them.
Unless otherwise provided, beneficial ownership of common stock of the Company is based on 32,754,701 shares of common stock of the Company outstanding as of April 22, 2024.

	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Common Stock Beneficially Owned (2)
Name of Beneficial Owners
Directors and Executive Officers:(3)
Robert Lisy(4)	676,443	2.1%
Andras Bende(5)	45,023	*
Randall D. Nilsen(6)	156,164	*
Joseph Aguilar(7)	48,855	*
Christopher Hunt(8)	19,795	*
Ernesto Luciano(9)	13,647	*
Debra Bradford(10)	10,223	*
Bernardo Fernández(11)	10,351	*
Adam Godfrey(12)	85,022	*
Karen Higgins-Carter(13)	—	*
Michael Purcell(14)	49,562	*
Laura Maydón(15)	19,093	*
John Rincon(16)	387,333	1.2%
Justin Wender	82,065	*
All current directors and executive officers as a group (13 individuals)	1,351,700	4.1%

Five Percent Holders:

BlackRock, Inc.(17)	2,552,870	7.8%
The Vanguard Group, Inc.(18)	2,175,769	6.6%
*Less than 1 percent.
(1)For purposes of this table, a person is deemed to be the beneficial owner of a security if he or she (a) has or shares voting power or dispositive power with respect to such security, or (b) has the right to acquire such ownership within 60 days. “Voting power” is the power to vote or direct

68	2024 Proxy Statement

PROXY STATEMENT
OWNERSHIP OF SECURITIES
the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares.
(2)In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of common shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges, exercisable within 60 days of April 22, 2024, held by such individual or group, but are not deemed outstanding by any other person or group.
(3)Unless otherwise noted, the business address of each of the directors and executive officers is 9100 South Dadeland Blvd., Suite 1100, Miami, Florida 33156.
(4)Includes (i) 322,531 shares held by Hawk Time Enterprises, LLC, a Delaware limited liability company (“Hawk Time”), (ii) 339,032 shares held by the Robert Lisy Family Revocable Living Trust (the “Lisy Trust”) and (iii) 328,633 shares held by Mr. Lisy. Mr. Lisy is the sole manager of Hawk Time and sole trustee of the Lisy Trust. Excludes 313,753 shares and 186,799 shares deliverable within 30 days after vesting of awards of restricted stock and performance-based restricted stock units, respectively.
(5)Excludes 63,502 and 38,916 shares deliverable within 30 days after vesting of awards of restricted stock units and performance-based restricted stock units, respectively.
(6)Mr. Nilsen resigned from all roles with the Company, effective March 31, 2024.
(7)Excludes 56,822 and 30,159 shares deliverable within 30 days after vesting of awards of restricted stock units and performance-based restricted stock units, respectively.
(8)Excludes 38,613 and 26,953 shares deliverable within 30 days after vesting of awards of restricted stock units and performance-based restricted stock units, respectively.
(9)Mr. Luciano resigned as Chief Legal Officer, General Counsel and Corporate Secretary on February 8, 2024.
(10)Excludes 6,030 shares deliverable within 30 days after vesting of restricted stock units on June 30, 2024.
(11)Excludes 5,919 shares deliverable within 30 days after vesting of restricted stock units on June 30, 2024.
(12)Represents (i) 999 shares held by Mr. Godfrey, (ii) 81,066 shares held by RYALCO Partners over which Mr. Godfrey has sole voting and dispositive power and (iii) 2,763 shares held by the Constance P Godfrey Living POA Trust over which Mr. Godfrey has shared voting and dispositive power.
(13)Excludes 3,728 shares deliverable within 30 days after vesting of restricted stock units on June 30, 2024.
(14)Excludes 6,611 shares deliverable within 30 days after vesting of restricted stock units on June 30, 2024.
(15)Excludes 6,008 shares deliverable within 30 days after vesting of restricted stock units on June 30, 2024.

2024 Proxy Statement	69

PROXY STATEMENT
OWNERSHIP OF SECURITIES
(16)Includes (i) 37,964 shares held by Mr. Rincon and (ii) 355,288 shares held by Latin American Investment Holdings, Inc. Excludes 5,919 shares which are deliverable to Mr. Rincon within 30 days after vesting of restricted stock units on June 30, 2024. Mr. Rincon owns 100% of Latin American Investment Holdings, Inc.
(17)Based solely on the information contained in the Schedule 13G filed, as amended, with the SEC on January 26, 2024 by BlackRock, Inc. (“BlackRock”), BlackRock is the beneficial owner of 2,552,870 shares with sole voting power over 2,510,536 shares, sole dispositive power over 2,552,870 shares, and no shared voting or dispositive power over any shares. The shares were acquired by the following subsidiaries of BlackRock: Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, Blackrock Investment Management (Australia) Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Fund Managers Ltd, BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(18)Based solely on the information contained in the Schedule 13G filed, as amended, with the SEC on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”), Vanguard may be deemed to be the beneficial owner of 2,175,769 shares with shared voting power over 57,379 shares, sole dispositive power over 2,086,259 shares and shared dispositive power over 89,510 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Specific due dates for these reports have been established, and the Company is required to report any failure to comply therewith during the fiscal year ended December 31, 2023. To our knowledge, based solely on a review of the reports filed electronically with the SEC during the registrant’s most recent fiscal year and, where applicable, written representations that no other reports were required, all Section 16(a) filing requirements were complied with in a timely manner during the fiscal year ended December 31, 2023.

70	2024 Proxy Statement

PROXY STATEMENT
AUDIT COMMITTEE REPORT
AUDIT COMMITTEE REPORT
The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the integrity of Intermex’s consolidated financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, and the qualifications, independence and performance of our independent registered public accounting firm.
The management of Intermex is responsible for establishing and maintaining internal controls and for preparing Intermex’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the consolidated financial statements. It is the responsibility of the Audit Committee to oversee these activities.
The Audit Committee has:
•Reviewed and discussed the audited consolidated financial statements with Intermex management and with BDO USA, P.C., Intermex’s independent registered public accounting firm;
•Discussed with BDO USA, P.C. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•Received the written disclosures and the letter from BDO USA, P.C. pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, P.C.’s communications with the Audit Committee concerning independence and has discussed with BDO USA, P.C. their independence.
Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Intermex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Michael Purcell
Bernardo Fernández
Karen Higgins-Carter
John Rincon

2024 Proxy Statement	71

PROXY STATEMENT
OTHER MATTERS
OTHER MATTERS
Intermex knows of no other matters to be submitted at the 2024 Annual Meeting. If any other matters properly come before the 2024 Annual Meeting, it is the intention of the persons named in the proxy card as proxies to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy.
It is important that your shares be represented at the 2024 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided or vote your proxy by Internet or through the telephone, pursuant to the instructions provided on your proxy card or voting instruction form, as applicable.
YOUR VOTE IS VERY IMPORTANT. THE BOARD OF DIRECTORS ENCOURAGES YOU TO SUBMIT YOUR VOTE AS SOON AS POSSIBLE.
THE BOARD OF DIRECTORS
Miami, Florida
April 29, 2024

72	2024 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V42650-P10297

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

INTERNATIONAL MONEY EXPRESS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

	For All	Withhold All	For All Except
1. Election of three Class III directors to the board of directors of International Money Express, Inc. to serve for a term of three years or until their respective successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert Lisy
02) Adam Godfrey
03) Michael Purcell

	For	Against	Abstain
2. Ratification of BDO USA, P.C. as International Money Express, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
3. Approval of a non-binding advisory resolution regarding the compensation of the named executive officers of International Money Express, Inc.	☐	☐	☐

NOTE: In the proxies' discretion, in accordance with the recommendation of the Company's board of directors, the proxies are authorized to vote on any other matter that may properly be presented at the 2024 Annual Meeting of Stockholders or any adjournments, continuation or postponement thereof.

	Yes	No
Please check here if you plan on attending the 2024 Annual Meeting of Stockholders.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V42651-P10297

INTERNATIONAL MONEY EXPRESS, INC.
Annual Meeting of Stockholders
June 21, 2024 11:00 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned appoints Robert Lisy and Andras Bende and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and vote, as designated on the reverse side hereof, all of the shares of common stock of International Money Express, Inc. held of record by the undersigned at the close of business on April 22, 2024 at the 2024 Annual Meeting of Stockholders of International Money Express, Inc. to be held in person at 9100 South Dadeland Blvd., Suite 1100, Miami, FL 33156, on June 21, 2024, or at any adjournment, continuation or postponement thereof.

THIS PROXY WHEN PROPERLY INDICATED WILL BE VOTED AS INDICATED. IF NO INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE CLASS III NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE 2024 ANNUAL MEETING.

Continued and to be signed on reverse side